                         AGREEMENT AND PLAN OF MERGER

                           dated as of June 10, 1996

                                     among

                       UNITED STATES FILTER CORPORATION,

                        USF/DWW ACQUISITION CORPORATION

                                      and

                     DAVIS WATER & WASTE INDUSTRIES, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      THE MERGER...................................................   1

 Section 1.01  The Merger...................................................   1
 Section 1.02  Effective Time of the Merger.................................   2
 Section 1.03  Closing......................................................   2
 Section 1.04  Effect of the Merger.........................................   2
 Section 1.05  Articles of Incorporation; By-Laws; Directors; and Officers..   2

ARTICLE II     CONVERSION OF SECURITIES.....................................   2

 Section 2.01  Conversion of Capital Stock..................................   2
 Section 2.02  Exchange of Certificates.....................................   3
 Section 2.03  No Further Transfers.........................................   5
 Section 2.04  No Fractional Shares.........................................   5
 Section 2.05  Anti-Dilution Provisions.....................................   5
 Section 2.06  Stock Legends; Agreements by Certain Shareholders............   5
 Section 2.07  DWW Employees and Directors Stock Options....................   5

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF DWW........................   6

 Section 3.01  Organization.................................................   6
 Section 3.02  Capitalization...............................................   6
 Section 3.03  Charter Documents............................................   7
 Section 3.04  Subsidiaries.................................................   7
 Section 3.05  Authority; No Conflict; Required Filings and Consents........   8
 Section 3.06  SEC Filings; Financial Statements............................   9
 Section 3.07  Indebtedness; Absence of Undisclosed Liabilities.............   9
 Section 3.08  Absence of Certain Changes or Events.........................  10
 Section 3.09  Tax Matters..................................................  11
 Section 3.10  Certain Transactions.........................................  11
 Section 3.11  Required Authorizations......................................  11
 Section 3.12  Litigation...................................................  11
 Section 3.13  Compliance with Law; Regulatory Compliance...................  12
 Section 3.14  Contracts....................................................  12
 Section 3.15  Real Property................................................  13
 Section 3.16  Intellectual Property Rights.................................  13
 Section 3.17  Environmental Matters........................................  13
 Section 3.18  Insurance....................................................  14
 Section 3.19  Employment and Change in Control Agreements..................  15
 Section 3.20  Labor Relations..............................................  15

 Section 3.21  Employee Benefit Plans....................................... 16
 Section 3.22  Pooling of Interests......................................... 17
 Section 3.23  Registration Statement; Proxy Statement/ Prospectus.......... 17
 Section 3.24  Certain Fees................................................. 18
 Section 3.25  No Existing Discussions...................................... 18
 Section 3.26  Sections 1111(2) and 1132 of the Georgia BCC Not Applicable.. 18
 Section 3.27  Disclosure................................................... 18

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF USF AND SUB................ 19

 Section 4.01  Organization of USF and Sub.................................. 19
 Section 4.02  Capitalization of USF and Sub................................ 19
 Section 4.03  Authority; No Conflict; Required Filings and Consents........ 19
 Section 4.04  SEC Filings; Financial Statements............................ 20
 Section 4.05  Absence of Undisclosed Liabilities........................... 21
 Section 4.06  Absence of Certain Changes or Events......................... 21
 Section 4.07  Tax Matters.................................................. 21
 Section 4.08  Litigation...................................................  21
 Section 4.09  Compliance with Law; Regulatory Compliance...................  21
 Section 4.10  Registration Statement; Proxy Statement/ Prospectus..........  22
 Section 4.11  Interim Operations of Sub....................................  23
 Section 4.12  Disclosure...................................................  23

ARTICLE V      COVENANTS....................................................  23

 Section 5.01  No Solicitation..............................................  23
 Section 5.02  Shareholder Approval.........................................  24
 Section 5.03  Letter of DWW's Accountants..................................  24
 Section 5.05  Conduct of the Business of DWW and its Subsidiaries..........  24
 Section 5.06  Access to Information........................................  27
 Section 5.07  Required Authorizations......................................  27
 Section 5.08  Financial Statements of DWW..................................  28
 Section 5.09  Public Announcements.........................................  28
 Section 5.10  Benefit Plans................................................  28
 Section 5.11  Tax-Free Reorganization......................................  29
 Section 5.12  Pooling Accounting...........................................  29
 Section 5.13  Affiliate Agreements.........................................  29
 Section 5.14  Representations, Covenants and Conditions; Further Assurances  29
 Section 5.15  Notice of Breach, Potential Breach or Adverse Change.........  30
 Section 5.16  Employee Matters.............................................  30
 Section 5.17  Indemnification..............................................  30

ARTICLE VI       CONDITIONS TO MERGER.......................................  31

 Section 6.01    Conditions to Each Party's Obligation To Effect the Merger.  31
 Section 6.02    Additional Conditions to Obligations of USF and Sub........  32
 Section 6.03    Additional Conditions to Obligations of DWW................  34

ARTICLE VII     TERMINATION AND AMENDMENT...................................  35

 Section 7.01    Termination................................................  35
 Section 7.02    Effect of Termination......................................  36
 Section 7.03    Fees and Expenses..........................................  36
 Section 7.04    Amendment..................................................  36
 Section 7.05    Extension; Waiver..........................................  37

ARTICLE VIII    MISCELLANEOUS..............................................  37

 Section 8.01    Nonsurvival of Representations, Warranties and Agreements..  37
 Section 8.02    Notices....................................................  37
 Section 8.03    Interpretation.............................................  38
 Section 8.04    Knowledge..................................................  38
 Section 8.05    Counterparts...............................................  39
 Section 8.06    Entire Agreement; No Third Party Beneficiaries.............  39
 Section 8.07    Governing Law..............................................  39
 Section 8.08    Assignment.................................................  39

ANNEX I   -  Definitions
Exhibit A -  Amended and Restated Articles of Incorporation of DWW
Exhibit B -  Form of DWW Affiliate Agreement
Exhibit C -  Form of Amendment No. 1 to Rights Agreement
Exhibit D - Form of Employment Agreement between USF, DWW and R. Doyle White Exhibit E - Form of Employment Agreement between USF, DWW and Other
             Executive Officers of DWW
Exhibit F -  Form of Employment Agreement between USF, DWW and Certain
             Key Employees of DWW
Exhibit G -  Form of Employment Agreement between USF, DWW and Other Key
             Employees of DWW

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of June 10, 1996, by and among United States Filter Corporation, a Delaware corporation ("USF"), USF/DWW Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of USF ("Sub"), and Davis Water & Waste Industries, Inc., a Georgia corporation ("DWW"). DWW and Sub are the only parties to the merger hereby contemplated and are sometimes referred to herein as the "Constituent Corporations", and DWW is sometimes referred to herein as the "Continuing Corporation."

          WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved this Agreement and deem it advisable and in the best interests of their respective corporations and shareholders that Sub merge with and into DWW on the terms and conditions herein set forth, whereby DWW will become a wholly owned subsidiary of USF and the shareholders of DWW will become stockholders of USF (the "Merger");

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to USF's willingness to enter into this Agreement, Jasper C. Davis III, Marthalene M. Davis, R. R. Davis, Ann R. Davis, H. Forbes Davis, Nan Davis and R. Doyle White, each of whom is a shareholder of DWW ("Shareholders"), have entered into Shareholder Agreements (the "Shareholder Agreements") with USF pursuant to which the Shareholders have agreed to vote their shares of Common Stock, $.01 par value, of DWW ("DWW Common Stock") in favor of the Merger;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

          Section 1.01 The Merger.  At the Effective Time (as
                       ----------
defined in Section 1.02) and subject to and upon the terms and conditions of this Agreement, the Georgia Business Corporation Code (the "Georgia BCC") and the Delaware General Corporation Law (the "Delaware GCL"), Sub shall be merged with and into DWW, the separate corporate existence of Sub shall cease, and DWW shall continue as the Continuing Corporation.

          Section 1.02 Effective Time of the Merger.  As soon as
                       ----------------------------
practicable on or after the Closing Date, a certificate of merger shall be filed with the Secretary of State of the State of Georgia in accordance with the Georgia BCC, and a certificate of merger shall be filed with the Secretary of State of the State of Delaware in accordance with the Delaware GCL. The Merger shall be effective at such time as is specified in the certificates of merger so filed (the "Effective Time").

          Section 1.03 Closing.  The closing of the Merger (the
                       -------
"Closing") will take place at 10:00 a.m., prevailing time, on a date to be specified by USF and DWW, which shall be as soon as practicable after all of the conditions to the Merger set forth in Article VI have been satisfied or waived, subject to the rights of termination and abandonment hereinafter set forth (the "Closing Date"), at a place mutually agreed to in writing by USF and DWW.

          Section 1.04 Effect of the Merger.  At the Effective
                       --------------------
Time, the effect of the Merger shall be as provided in the applicable provisions of the Georgia BCC and the Delaware GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of DWW and Sub shall vest in the Continuing Corporation, and all debts, liabilities and duties of DWW and Sub shall become the debts, liabilities and duties of the Continuing Corporation.

          Section 1.05  Articles of Incorporation; By-Laws; Directors;
                        ----------------------------------------------
and Officers.  At the Effective Time:
- -------------

          (a) The Articles of Incorporation of the Continuing Corporation shall be amended to read in their entirety as set forth in Exhibit A;

          (b) The Bylaws of DWW as in effect immediately prior to the Effective Time shall be the Bylaws of the Continuing Corporation;

          (c) The directors of Sub at the Effective Time shall be the initial directors of the Continuing Corporation and hold office as provided in the Bylaws of the Continuing Corporation; and

          (d) The officers of Sub shall be the initial officers of the Continuing Corporation, until their successors are elected or appointed.


                                  ARTICLE II

                           CONVERSION OF SECURITIES

          Section 2.01 Conversion of Capital Stock.  As of the
                       ---------------------------
Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of DWW Common Stock or capital stock of Sub:

          (a) Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Continuing Corporation.

          (b) Subject to adjustment as set forth below, each issued and outstanding share of DWW Common Stock, but other than shares of DWW Common Stock issued and held in the treasury of DWW, shall be converted into and shall become, by virtue of the Merger and without any further action by the holder thereof, .933 share of Common Stock of USF, par value $.01 per share ("USF Common Stock") (the "Exchange Ratio"). Notwithstanding the foregoing and subject to the termination provisions set forth in Sections 7.01(b) and (c):

     In the event the Average Market Price (as hereinafter defined) of the USF Common Stock is less than $28.00 per share, the Exchange Ratio shall be adjusted (the "Adjusted Exchange Ratio") using the following formula:

         $26.12 / Average Market Price = Adjusted Exchange Ratio; and

     In the event the Average Market Price of the USF Common Stock is more than $34.00 per share, the Exchange Ratio shall be adjusted using the following formula:

           $31.72 / Average Market Price = Adjusted Exchange Ratio.

          The Average Market Price of a share of USF Common Stock shall be calculated by averaging the closing per share sale prices for the 20 consecutive trading days beginning on the 25/th/ trading day prior to the Shareholders' Meeting on which there were any trades in USF Common
Stock. In such Average Market Price calculations, numbers shall be carried to four decimal places. The daily closing per share sale prices shall be those reported in The Wall Street Journal for New York Stock Exchange - Composite
            -----------------------
Transactions.

          (c) Each share of DWW Common Stock issued and held in the treasury of DWW immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no cash shall be exchangeable therefor.

          Section 2.02  Exchange of Certificates.
                        ------------------------

          (a) After the Effective Time, each holder of a certificate formerly evidencing shares of DWW Common Stock which have been converted pursuant to
Section 2.01(b), upon surrender of the same to American Stock Transfer & Trust Company or another exchange agent selected by USF and reasonably satisfactory to DWW (the "Exchange Agent") as provided in Section 2.02(b) hereof, shall be entitled to receive in exchange therefor (i) a certificate or certificates representing the number of whole shares of USF Common Stock into which such shares of DWW Common Stock shall have been converted as provided in this Article II and (ii) as provided in Section 2.04, cash in lieu of any fractional share of USF Common Stock into which such shares of DWW Common Stock would have otherwise been converted, without any interest thereon. Until so surrendered, each certificate formerly evidencing shares of DWW Common Stock which have been so converted will be deemed for all corporate purposes of USF to evidence ownership of the number of whole shares of USF Common Stock for which the shares of DWW Common Stock formerly represented thereby were exchanged and the right to receive cash as herein provided, without any interest thereon; provided,
                                                               --------
however, that until such certificate is so surrendered, no dividend payable to
- -------
holders of record of USF Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect of the shares of USF Common Stock evidenced thereby and such holder shall not be entitled to vote such shares of USF Common Stock on any matter submitted to a vote of stockholders of USF. Upon surrender of a certificate formerly evidencing shares of DWW Common Stock which have been so converted, there shall be paid to the record holder of the certificates of USF Common Stock issued in exchange therefor (i) at the time of such surrender, the amount of dividends and any other distributions theretofore paid with respect to such shares of USF Common Stock as of any date subsequent to the Effective Time to the extent the same has not yet been paid to a public official pursuant to abandoned property, escheat or similar laws and (ii) at the appropriate payment date, the amount of dividends and any other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of USF Common Stock. No interest shall be payable with respect to the payment of such dividends.

          (b) As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and a transmittal form to each holder of certificates formerly evidencing shares of DWW Common Stock (other than certificates formerly representing shares of DWW Common Stock to be canceled pursuant to Section 2.01(c)) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of USF) such certificates for exchange into certificates evidencing USF Common Stock (including cash in lieu of any fractional share). Each holder of certificates theretofore evidencing shares of DWW Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled to receive in exchange therefor certificates evidencing USF Common Stock (including cash in lieu of any fractional share) deliverable in respect of the shares of DWW Common Stock theretofore evidenced by the certificates so surrendered. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of DWW Common Stock for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (c) If any certificate evidencing shares of USF Common Stock is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the issuance of such certificate evidencing shares of USF Common Stock that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

          (d) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Continuing Corporation will issue in exchange for such lost, stolen or destroyed certificate the certificate evidencing shares of USF Common Stock deliverable in respect thereof, as determined in accordance with this Article II. When authorizing such issue of the certificate for shares of USF Common Stock in exchange therefor, the Board of Directors of the Continuing Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give the Continuing Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Continuing Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          (e) Adoption of this Agreement by the shareholders of DWW shall constitute, as an integral part of the Merger, ratification of the appointment of, and the reappointment of, said Exchange Agent.

          Section 2.03  No Further Transfers.  After the Effective Time, there
                        --------------------
shall be no registration of transfers of shares on the stock transfer books of DWW of the shares of DWW Common Stock that were outstanding immediately prior to the Effective Time.

          Section 2.04  No Fractional Shares  Neither certificates nor scrip for
                        --------------------
fractional shares of USF Common Stock will be issued, but in lieu thereof each holder of DWW Common Stock or Outstanding Options otherwise entitled to a fraction of a share of USF Common Stock shall receive from USF an amount in cash equal to the closing per share sale price of a share of USF Common Stock, as reported in The Wall Street Journal for New York Stock Exchange - Composite
            -----------------------
Transactions, for the day of the Effective Time, multiplied by the fraction of a share of USF Common Stock to which such shareholder or option holder would be otherwise entitled. No USF stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of USF.

          Section 2.05  Anti-Dilution Provisions.  In the event USF changes the
                        ------------------------
number of shares of USF Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of stock dividend) or the effective date thereof (in the case of a stock split or similar capitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio, as adjusted, shall be proportionately adjusted to reflect such stock split, stock dividend or other recapitalization.

          Section 2.06  Stock Legends; Agreements by Certain Shareholders.
                        -------------------------------------------------
Certificates representing shares of USF Common Stock issued to persons deemed to be affiliates of DWW (as that term is used for purposes of Rule 145 under the United States Securities Act of 1933, as amended (the "Securities Act")) on the date of the Shareholders' Meeting shall bear the legend set forth in paragraph E of Exhibit B hereto.

          Section 2.07  DWW Employees and Directors Stock Options.
                        -----------------------------------------

          (a) Subject to adjustment as set forth in Section 2.07(b), at the Effective Time, each share of DWW Common Stock subject to an employee or director stock option to purchase shares of DWW Common Stock, issued by DWW and outstanding and unexercised as of the date hereof and as of 11:59 P.M. on the date preceding the Effective Time (the "Outstanding Options"), whether or not then exercisable in accordance with its terms, shall be converted into the right to receive .933 share of USF Common Stock (the "Option Exchange Ratio").

          (b) In the event the Average Market Price of the USF Common Stock is less than $28.00 per share, the Option Exchange Ratio shall be adjusted (the "Adjusted Option Exchange Ratio") using the following formula:

        $26.12 / Average Market Price = Adjusted Option Exchange Ratio; and

In the event the Average Market Price of the USF Common Stock is more than $34.00 per share, the Option Exchange Ratio shall be adjusted using the following formula:

        $31.72 / Average Market Price = Adjusted Option Exchange Ratio.

          (c) At the Closing, USF shall deliver certificates to each holder of an Outstanding Option representing the whole shares of USF Common Stock deliverable in respect of such Outstanding Option pursuant to this Section 2.07, together with cash in lieu of any fractional share, against receipt from such holder of any transfer or employee withholding taxes payable by reason of the foregoing.



                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF DWW

          DWW hereby represents and warrants to USF and Sub as follows:

          Section 3.01 Organization.  DWW and each of its
                       ------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects ("Material Adverse Effect") of DWW and its Subsidiaries, taken as a whole.


       Section 3.02  Capitalization.
                     --------------

          (a) The authorized capital stock of DWW consists of 50,000,000 shares of Common Stock, $.01 par value. As of April 30, 1996, (i) 3,265,308 shares of DWW Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 29,121 shares of DWW Common Stock were held in the treasury of DWW or by Subsidiaries of DWW, (iii) 250,000 shares of DWW Common Stock were reserved for issuance pursuant to stock options granted and outstanding under the DWW 1994 Employees Stock Option Plan (the "Employees Stock Option Plan"), (iv) 75,000 shares of DWW Common Stock were reserved for issuance pursuant to the DWW 1994 Directors Stock Option Plan (the "Directors Stock Option Plan"), (v) 160,000 shares of DWW Common Stock were reserved for issuance pursuant to the DWW 1988 Employee Stock Purchase Plan, (vi) 50,269 shares of DWW Common Stock were reserved for issuance pursuant to contingent stock awards granted under any Long-Term Incentive Plan of DWW and (vii) 9,125 shares of DWW Common Stock were reserved for issuance pursuant to contingent stock awards granted under the DWW Salary Incentive Plan. All shares of DWW Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (b) There are no obligations, contingent or otherwise, of DWW or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of DWW Common Stock or the capital stock of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

          (c) Except for restrictions on transfer arising under the federal securities laws, included in the Shareholder Agreements or as described in
Schedule 3.02, there are no existing restrictions on transfer, voting trusts, shareholder agreements or registration covenants known to DWW relating to any outstanding shares of capital stock of DWW or any of its Subsidiaries. None of the outstanding shares of DWW Common Stock was issued in violation of the preemptive rights of any present or former shareholder and DWW's shareholders are not entitled to preemptive rights.

          (d) Except as set forth in this Section 3.02 or pursuant to the Rights Agreement, there are no equity securities of any class of DWW or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.02 or in Schedule 3.02, and except for the rights under the Rights Agreement, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which DWW or any of its Subsidiaries is a party or by which it is bound obligating DWW or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of DWW or any of its Subsidiaries or obligating DWW or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except for the Shareholder Agreements, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of DWW.

          (e) DWW and the Rights Agent have entered into an Amendment to the Rights Agreement dated as of the date hereof in the form set forth as Exhibit C hereto.

          Section 3.03 Charter Documents.  The copies of the
                       -----------------
Amended and Restated Articles of Incorporation of DWW and Bylaws of DWW as currently in effect which have been heretofore delivered to USF are complete and correct.

          Section 3.04 Subsidiaries.  All of the outstanding shares
                       ------------
of capital stock of each of DWW's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned of record and beneficially by DWW or another Subsidiary free and clear of all security interests, Liens, claims, pledges, agreements, limitations on DWW's voting rights, charges or other encumbrances of any nature. Schedule 3.04 discloses with respect to each of DWW's Subsidiaries (i) its name, (ii) the jurisdiction of its organization, and (iii) the respective numbers of its authorized and outstanding shares or other equity interests and the owners thereof. There are no existing options, warrants, calls, commitments or agreements of any character obligating any Subsidiary to issue shares of capital stock of any Subsidiary or to transfer any issued shares of capital stock of any Subsidiary to any person other than DWW or another Subsidiary. Except for the capital stock of DWW's Subsidiaries and except as set forth on Schedule 3.04, neither DWW nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

          Section 3.05  Authority; No Conflict; Required Filings and Consents.
                        -----------------------------------------------------

          (a) DWW has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DWW, subject only to the approval of this Agreement and the Merger by DWW's shareholders under the Georgia BCC. The Board of Directors of DWW (the "DWW Board") has unanimously approved this Agreement and the transactions contemplated hereby by resolutions which did not provide for rights of dissent under Section 1302 of the Georgia BCC, directed that this Agreement and the Merger be submitted to the shareholders for adoption, in accordance with the law of the State of Georgia and DWW's Amended and Restated Articles of Incorporation and Bylaws, and has recommended that the shareholders of DWW approve and adopt this Agreement and the Merger. This Agreement has been duly executed and delivered by DWW and, assuming the due authorization, execution and delivery by USF and Sub, constitutes the valid and binding obligation of DWW, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

          (b) The execution and delivery of this Agreement by DWW does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of any provision of the Amended and Restated Articles of Incorporation or Bylaws of DWW, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which DWW or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the approval of DWW's shareholders of the Merger and compliance with the requirements set forth in
Section 3.05(c) below, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DWW or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on DWW and its Subsidiaries, taken as a whole.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required by or with respect to DWW or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of certificates of merger with the Georgia Secretary of State and the Delaware Secretary of State, (ii) filings pursuant to the pre-merger notification requirements of the HSR Act, (iii) the filing of a Registration Statement on Form S-4 with the United States Securities and Exchange Commission ("SEC") in accordance with the Securities Act, (iv) the filing of the Proxy Statement with the SEC in accordance with the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country.

          Section 3.06  SEC Filings; Financial Statements.
                        ---------------------------------

          (a) DWW has filed all forms, reports and documents required to be filed by DWW with the SEC and has previously furnished to USF a true and complete copy of each of (i) its Annual
Report on Form 10-K for the year ended April 30, 1995, (ii) its Quarterly Report on Form 10-Q for the periods ended July 31 and October 31, 1995, and January 31, 1996, (iii) its definitive proxy statement with respect to the 1995 annual meeting of shareholders, and (iv) all other reports or other correspondence filed by it with the SEC pursuant to the Exchange Act since April 30, 1995, in each case as filed with the SEC (collectively, together with any forms, reports and documents filed by DWW with the SEC after the date hereof until the Closing, the "DWW SEC Reports"). Each such report, when filed, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder and, as of their respective dates, none of such reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the DWW SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the consolidated financial position of DWW and its Subsidiaries as at the respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) were or are subject to normal year-end adjustments which were not or are not expected to be material in amount, and (ii) do not contain footnote disclosure. The unaudited balance sheet of DWW as of January 31, 1996 is referred to herein as the "DWW Balance Sheet."

          Section 3.07  Indebtedness; Absence of Undisclosed Liabilities.
                        ------------------------------------------------

          (a) Schedule 3.07 sets forth a list of each instrument which evidences Indebtedness of DWW or any Subsidiary, and the aggregate principal amount thereof outstanding as of the date hereof, and indicates each such instrument that contains a restriction, limitation or encumbrance, of any kind, on the ability of DWW or any Subsidiary to pay dividends on its respective capital stock. The total aggregate principal amount outstanding as of the date hereof of all such Indebtedness is $5,087,530.31, which includes $250,000.00 in face amount of outstanding letters of credit. Except as set forth in Schedule 3.07, all of such instruments are in full force and effect and neither DWW, nor any Subsidiary (as the case may be) is in default thereunder, nor, to the knowledge of DWW, is any other party to any such instrument in default thereunder, nor to the knowledge of DWW, does any condition exist that, with the giving of notice or lapse of time or both, would constitute a default thereunder, which default could reasonably be expected to give rise to a right on the part of some party thereto to terminate such instrument, accelerate the obligations thereunder or claim damages in a material amount thereunder, except such default (i) as to which requisite waivers or consents have been obtained or (ii) which is curable and is cured within the applicable period for cure permitted under such instruments. Schedule 3.07 also sets forth a list of each other instrument or agreement that contains a restriction, limitation or encumbrance, of any kind, on the ability of DWW or any Subsidiary to pay dividends on its respective capital stock.

          (b) Schedule 3.07 also sets forth all contracts and other agreements and arrangements pursuant to which DWW or any Subsidiary has agreed to indemnify or exonerate any officer, director or key employee of DWW or of any Subsidiary with respect to any matter. Except as described Schedule 3.07, there are no circumstances which might give rise to any obligation or liability on the part of DWW or any Subsidiary so to indemnify any such officer, director or key employee.

          (c) Except as disclosed in Schedule 3.07 or as disclosed in the DWW SEC Reports, DWW and its Subsidiaries do not have any liabilities as of the date hereof, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, other than (i) liabilities reflected or reserved against in the DWW Balance Sheet, (ii) liabilities specifically described in this Agreement, or in the Schedules to this Agreement, and (iii) liabilities which are not, individually or in the aggregate, material to the business, results, operations, financial condition or prospects of DWW and its Subsidiaries, taken as a whole.

          Section 3.08 Absence of Certain Changes or Events.  Since
                       ------------------------------------
the date of the DWW Balance Sheet, DWW and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect with respect to DWW and its Subsidiaries, taken as a whole, and no fact or condition is known to exist which is reasonably likely to cause a Material Adverse Effect with respect to DWW and its Subsidiaries, taken as a whole, in the future; (ii) any material change by DWW in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles; or (iii) except as disclosed in the Schedules to this Agreement, any other action or event that would have required the consent of USF pursuant to Section 5.05 of this Agreement had such action or event occurred after the date of this Agreement.

          Section 3.09  Tax Matters.
                        -----------

          (a) Each of DWW and its Subsidiaries has prepared and timely filed, and will file on a timely basis, all material federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to DWW or its Subsidiaries or their operations and required to be filed on or prior to the Effective Time.

          (b) Each such Return was true, correct and complete on the respective date on which it was filed and, to the knowledge of DWW, no event has since occurred requiring any amendment thereto, which amendment has not been made in a manner such that each such Return remains true, correct and complete.

          (c) DWW as of the Effective Time: (A) will have paid all Taxes it is required to pay prior to the Effective Time and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

          (d) The accounts shown on the DWW Balance Sheet (excluding amounts classified thereon as deferred) are sufficient for the discharge of all Taxes attributable or with respect to all periods, or portions thereof, prior to the date of the DWW Balance Sheet remaining unpaid as of such date, except as set forth in Schedule 3.09. There is no Tax deficiency outstanding or assessed, or to DWW's knowledge proposed, against DWW that is not reflected as a liability on the DWW Balance Sheet nor has DWW executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No tax audit or examination is now pending or currently in progress with respect to DWW or its subsidiaries.

          Section 3.10 Certain Transactions.  Except as set forth
                       --------------------
in Schedule 3.10, none of the officers or directors of DWW or of any of its Subsidiaries nor any Affiliate of DWW, and, to the knowledge of DWW, none of the key employees of DWW or of any of its Subsidiaries, is currently a party to any transaction with DWW or any of its Subsidiaries (other than for services as an employee, officer or director), including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services to or by, (b) providing for rental of real or personal property to or from, or (c) otherwise requiring payments to or from, any such officer, director, Affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has a substantial interest or which is an Affiliate of such officer, director or key employee.

          Section 3.11 Required Authorizations.  Schedule 3.11 sets
                       -----------------------
forth a true and complete list of all Required Authorizations which DWW or any of its Subsidiaries must give or obtain for the execution and delivery of this Agreement by DWW or the consummation by DWW or any of its Subsidiaries of any of the transactions contemplated hereby or in order to enable all the issued and outstanding capital stock of DWW to be converted as contemplated by Article II.

          Section 3.12 Litigation.  Except as set forth in Schedule
                       ----------
3.12 or as indicated in any of the DWW SEC Reports, there are no suits, litigations, investigations, actions or proceedings of any kind pending or (to the knowledge of DWW) threatened against DWW or any Subsidiary, nor (to the knowledge of DWW) is any such matter pending or threatened against any other person, which, if adversely determined, could have a Material Adverse Effect with respect to DWW.

          Section 3.13  Compliance with Law; Regulatory Compliance.
                        ------------------------------------------

          (a) Except as set forth in Schedule 3.13, neither DWW nor any of its Subsidiaries is or has been in violation of any applicable federal, state, provincial, local or foreign law, regulation, ordinance or other requirement of any Governmental Authority relating to it or to its securities, property, operations or business, except for violations which would not have a Material Adverse Effect on DWW and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.13, as of the date of this Agreement, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, against or affecting DWW, any of its Subsidiaries or any of the assets of DWW or its Subsidiaries, except those which would not have a Material Adverse Effect with respect to DWW.

          (b) Except as to those the absence of which would not have a Material Adverse Effect with respect to DWW, DWW and its Subsidiaries possess, or have made timely application for, all Governmental Approvals with and under all federal, state, provincial, local and foreign laws and Governmental Authorities, required by DWW and its Subsidiaries to carry on any substantial part of their respective businesses as presently conducted and to use and operate any of their respective property and assets. All such Governmental Approvals are in full force and effect and neither DWW nor any of its Subsidiaries is in violation of any such Governmental Approval or any other permit, license, approval, authorization or registration applicable to it or to the operation of its respective business, and no event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could result in such a violation. Except as disclosed in Schedule 3.13, no proceeding is pending or, to the knowledge of DWW, threatened to revoke, suspend or materially modify any such Governmental Approval possessed by DWW or its Subsidiaries or deny any renewal thereof.

          (c) Except as disclosed in Schedule 3.13, DWW and its Subsidiaries have made all Governmental Filings required to be made with any Governmental Authority with respect to the operation of their respective businesses and the use and operation of their respective properties and assets, except Governmental Filings, the absence of which would not have a Material Adverse Effect with respect to DWW.

          Section 3.14 Contracts.  Set forth in Schedule 3.14 is a
                       ---------
list of the fifteen largest (measured by the dollar amount of the remaining portion to be paid) contracts, agreements, commitments, understandings and obligations, including without limitation, leases or subleases of real or personal property, which involve any payment by or to DWW or any of its Subsidiaries and which have a remaining term of more than 180 days (taking into account the effect of any renewal options) and are not cancelable without penalties by DWW or any of its Subsidiaries, as the case may be, on 30 days' or less notice. Except as set forth in Schedule 3.14 or in the DWW SEC Reports, neither

DWW nor any of its Subsidiaries is a party to any other contract, agreement, commitment, undertaking or obligation, including, without limitation, leases or subleases of real or personal property, (i) which if terminated or lost would have a Material Adverse Effect with respect to DWW and its Subsidiaries, taken as a whole or (ii) which was not entered into in the ordinary course (all of the documents listed in Schedule 3.14, together with those set forth in the DWW SEC Reports, are referred to collectively as the "Contracts"). Except as set forth in Schedule 3.14, all of the Contracts are in full force and effect and neither DWW nor any of its Subsidiaries (as the case may be) is in default thereunder, nor, to the knowledge of DWW, is any other party to any Contract in default thereunder, nor, to the best of DWW's knowledge, does any condition exist that, with the giving of notice or lapse of time or both, would constitute a default thereunder, which default would give rise to a right on the part of some party thereto to terminate such Contract or claim damages thereunder, except such default (i) as to which requisite waivers or consents have been obtained or (ii) which is curable and is cured within the applicable period for cure permitted under such Contract.

          Section 3.15 Real Property.  Schedule 3.15 sets forth a
                       -------------
list of the location of, and a description of the general nature of the facilities on, each item of Real Property held in fee. DWW or one of its Subsidiaries (as the case may be) has good and marketable fee title to each item of Real Property owned in fee by it as of the date of this Agreement, whether or not reflected in the DWW Balance Sheet, in each case free and clear of all Liens, except for (i) easements, covenants, rights-of-way and other encumbrances or restrictions of record, (ii) zoning restrictions, and (iii) Liens for current taxes not yet due, provided that any such Lien does not either adversely affect the value of the Real Property or prohibit or materially interfere with the operations of the business of DWW or any of its Subsidiaries, as the case may be. DWW has made available to USF a true and complete copy of each deed and title report in the possession of DWW or any Subsidiary representing or relating to the Real Property. The use and operation of all Real Property conform to all restrictive covenants and restrictions and conditions affecting title.

          Section 3.16 Intellectual Property Rights.  Schedule 3.16
                       ----------------------------
discloses all of the trademarks, service marks, trade names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by or registered in the name of DWW or any of its Subsidiaries. DWW or its Subsidiaries has the right, title and interest in and to, or has the exclusive right to use, the intellectual property rights disclosed on Schedule 3.16 and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, and other proprietary rights necessary or applicable to the businesses conducted by DWW and its Subsidiaries (collectively, "Intellectual Property"), free and clear of all Liens. Schedule
3.16 separately discloses all Intellectual Property under license or in which DWW or any of its Subsidiaries otherwise has rights. The Intellectual Property is valid and not the subject of any interference, opposition, reexamination or cancellation. To the knowledge of DWW, no person is infringing upon nor has any person misappropriated any Intellectual Property. Except with respect to issues related to the termination by The Taulman Company of its License Agreement with Firma Weiss Kessel-, Anlagen- und Maschinenbau G.m.b.H., none of which issues, individually or in the aggregate, will have a Material Adverse Effect upon DWW or any of its Subsidiaries, neither DWW nor any of its Subsidiaries is infringing upon the intellectual property rights of any other person.

          Section 3.17 Environmental Matters.  In addition to and
                       ---------------------
not in limitation of the representations and warranties in Sections 3.12 and 3.13, except as disclosed in Schedule 3.17, Schedule 3.12 or Schedule 3.13:

          (a) There have been and there exist no events, incidents, conditions, actions, agreements or circumstances which could reasonably be expected to give rise to any liability, loss or expense under any Environmental Law or form the basis for any Environmental Action with respect to DWW, its Subsidiaries, or any Premises which liability, loss or expense or Environmental Action could have a Material Adverse Effect individually or in the aggregate on DWW and its Subsidiaries taken as a whole. Neither DWW nor any of its Subsidiaries has received any notice from any Governmental Authority or other person, and to the knowledge of DWW, no such notice has been issued to any other person which indicates the occurrence or existence of events, incidents, conditions, actions, agreements or circumstances which could reasonably be expected to give rise to any liability, loss or expense under any Environmental Law or form the basis for any Environmental Action with respect to DWW, its Subsidiaries, or any Premises.

          (b) No Regulated Material has been or is being Released on or to any property or facility owned, leased, or operated by DWW, its Subsidiaries, or their respective Predecessors, in such manner that under any Environmental Law:
(i) could impose material liability for damages, investigation, or Response Actions; (ii) could materially affect the value of DWW or its Subsidiaries or their respective businesses, property or assets; or (iii) could result in the imposition of a Lien on the property or assets of DWW or its Subsidiaries. Neither DWW nor any of its Subsidiaries is required to place any notice or restriction relating to the presence of any Regulated Material at any Real Property or in any deed to any Real Property.

          (c) To DWW's knowledge, no Regulated Material has been Released at any other site by DWW or its Subsidiaries, by their respective Predecessors, or by any contractor or agent acting on their behalf (including but not limited to any person transporting or distributing Regulated Materials on behalf of DWW, its Subsidiaries or Predecessors), in such manner that under any Environmental Law could impose liability for damages, investigation, or Response Actions.

          (d) Any underground or aboveground existing storage tanks and associated piping are in sound condition and have been properly maintained, tested and monitored in compliance with applicable Environmental Laws, and no spills or leaks have occurred from or in relation with such tanks and piping on the Real Property or the Premises. Any tanks on the Real Property which were previously removed from service have been properly closed in compliance with all applicable Environmental Laws. With respect to each tank which has been removed from service or closed, testing and observations confirm either that there were no spills, leaks or other contamination related to such tanks and associated piping, or that any such contamination has been removed.

          Section 3.18 Insurance.  DWW and each of its Subsidiaries
                       ---------
has in effect valid and effective policies of insurance, issued by companies believed by DWW to be sound and reputable, insuring DWW or such Subsidiary (as the case may be) for losses customarily insured against by others engaged in similar lines of business. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses conducted by DWW and its Subsidiaries. Neither DWW nor any of its Subsidiaries will have any liability after the Effective Time for retrospective or retroactive premium adjustments. Schedule 3.18 sets forth a list (by holder) of all insurance policies held by DWW or any of its Subsidiaries, indicating the type of coverage, the amount of coverage and the insuring entity with respect to each such policy. Schedule 3.18 also discloses the manner in which DWW and its Subsidiaries provide coverage for workers' compensation claims.

          Section 3.19  Employment and Change in Control Agreements.
                        -------------------------------------------

          (a) Schedule 3.19 sets forth a true and complete list of all agreements with any officer, director or employee of DWW or any of its Subsidiaries to which DWW or any of its Subsidiaries is a party, providing for the terms of his or her employment with DWW or any of its Subsidiaries and the terms of his or her severance or other payments upon termination of such employment (the "Employment Agreements"). DWW has previously furnished to USF true and complete copies of all Employment Agreements, together with all amendments thereto (if any). Except as set forth in Schedule 3.19, since the date of the DWW Balance Sheet, neither DWW nor any Subsidiary has (i) effected any increase in salary, wage or other compensation of any kind, whether current or deferred, to any officer, director, employee, agent, broker or consultant, other than routine increases to employees (excluding key employees) consistent with past practice or (ii) made any contribution to any trust or plan for the benefit of employees except as required by the terms thereof as now in effect.

          (b) Except as set forth in Schedule 3.19 or as disclosed in DWW SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither DWW nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of DWW or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving DWW of the nature contemplated by this Agreement or (B) providing for compensation payments that would not be deductible by DWW for federal income tax purposes,
(ii) agreement with any officer or other key employee of DWW or any of its Subsidiaries providing any compensation guarantee in excess of $100,000 per annum, or (iii) agreement or Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          Section 3.20 Labor Relations.  DWW and each Subsidiary is
                       ---------------
in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The relations of DWW and each of its Subsidiaries with their employees are amicable and there have not been, nor to the knowledge of DWW are there presently, any attempts to organize employees, nor to the knowledge of DWW are there plans for any such attempts. No employee of DWW or any of its Subsidiaries is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, or other labor trouble is pending or, to the knowledge of DWW, threatened, against, involving or affecting DWW or any of its Subsidiaries. DWW and each Subsidiary is not and has not been engaged in any unfair labor practice, and, to the knowledge of DWW, no unfair labor practice complaint against DWW or any of its Subsidiaries is pending or, to the knowledge of DWW, threatened before the

National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of DWW or any of its Subsidiaries.

          Section 3.21  Employee Benefit Plans.
                        ----------------------

          (a) DWW has set forth on Schedule 3.21 all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, fringe benefit, incentive, deferred compensation, supplemental retirement, post-retirement health or welfare plan, severance and other employee benefit plans and arrangements, written or otherwise, maintained by DWW or any trade or business (whether or not incorporated) which is a member or which is under common control with DWW (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of DWW for the benefit of, or relating to, any current or former employee of DWW or an ERISA Affiliate (together, the "DWW Group") or with respect to which DWW or an ERISA Affiliate may have liability (together, the "Benefit Plans").

          (b) With respect to each Benefit Plan, DWW has made available to USF a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Benefit Plan (or in the case of an unwritten Benefit Plan, a written summary thereof), (iii) each trust agreement and group annuity contract, if any, relating to such Benefit Plan and
(iv) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA.

          (c) Each of the Benefit Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No Benefit Plan is or is proposed to be under audit or investigation, and no completed audit of any Benefit Plan has resulted in the imposition of any tax, fine or penalty.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Benefit Plan exists or has occurred that could subject any member of the DWW Group to any liability or tax under Part 5 of Title I of ERISA or Section 4975 of the Code. No member of the DWW Group, nor any administrator or fiduciary of any Benefit Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject any member of the DWW Group to any liability for a breach of fiduciary or other duty under ERISA or any other applicable law. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Benefit Plan that is a welfare benefit plan as described in ERISA Section 3(1).

          (e) Schedule 3.21 discloses each Benefit Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "Qualified Plan"). With respect to each Qualified Plan, a determination letter (or opinion or notification letter, if applicable) has been received from the IRS that such plan is qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code, as the Code was amended by the Tax Reform Act of 1986 and later statutes affecting the permissible limit on includable compensation for Qualified Plans and the direct rollover rules applicable to lump-sum distributions. No Qualified Plan has been amended since the date of the most recent such letter applicable to such Qualified Plan. No member of the DWW Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has taken any action that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

          (f) Each Benefit Plan which is a defined benefit plan within the meaning of Section 3(35) of ERISA (a "Defined Benefit Plan") is identified on
Schedule 3.21. No Defined Benefit Plan sponsored or maintained by any member of the DWW Group has been terminated or partially terminated after September 1, 1974, except as set forth on Schedule 3.21. Each Defined Benefit Plan identified as terminated on Schedule 3.21 has met the requirement for standard termination of single-employer plans contained in Section 4041(b) of ERISA. During the five-year period ending at the Effective Time, no member of the DWW Group has transferred a Defined Benefit Plan to a corporation that was not, at the time of transfer, related to the transferor as described in Section 414 of the Code.

          (g) No Benefit Plan is a multiemployer plan within the meaning of
Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). No member of the DWW Group has withdrawn from any Multiemployer Plan or incurred any withdrawal liability to or under any Multiemployer Plan. No Benefit Plan covers any employees of any member of the DWW Group in any foreign country or territory.

          (h) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of DWW, there exists no condition or set of circumstances, in connection with which DWW could be subject to any liability that is reasonably likely to have a Material Adverse Effect on DWW and its Subsidiaries, taken as a whole, under ERISA, the Code or any other applicable law.

          (i) With respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, in the financial statements of DWW.

          Section 3.22 Pooling of Interests.  To its knowledge, and
                       --------------------
subject to satisfaction of the conditions set forth in Section 6.02(l) and
Section 6.03(f) hereof, neither DWW nor any of its Rule 145 Affiliates has taken or agreed to take any action which would prevent the Merger from being accounted for as a pooling of interests.

          Section 3.23 Registration Statement; Proxy Statement/Prospectus.
                       --------------------------------------------------
The information supplied by DWW for inclusion in the registration statement on Form S-4 pursuant to which shares of USF Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by DWW for inclusion in the proxy statement/prospectus to be sent to the shareholders of DWW in connection with the meeting of DWW's shareholders (the "Shareholders' Meeting") to consider this Agreement and the Merger (the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to shareholders of DWW, at the time of the Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement with respect to DWW and its Subsidiaries in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to DWW or any of its Affiliates, officers or directors should become known to DWW which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, DWW shall promptly inform USF.

          Section 3.24 Certain Fees.  Except as set forth in
                       ------------
Schedule 3.24, neither DWW nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby, other than the engagement by DWW of Dillon, Read & Co. Inc., whose fee will be paid by DWW.

          Section 3.25 No Existing Discussions.  As of the date
                       -----------------------
hereof, DWW is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

          Section 3.26 Sections 1111(2) and 1132 of the Georgia BCC
                       --------------------------------------------
Not Applicable.  Neither the shareholder vote required by Section 1111(2) of the
- --------------
Georgia BCC, nor the prohibitions of Section 1132 of the Georgia BCC applicable to an "interested shareholder" engaging in a "business combination" (as defined in Sections 1110 and 1131), will apply to the execution, delivery or performance of this Agreement, or the Shareholder Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Shareholder Agreements.

          Section 3.27 Disclosure.  No representation or warranty
                       ----------
of DWW in this Agreement or any certificate, schedule, statement, document or instrument furnished or to be furnished to USF pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading, and all such representations, warranties, certificates, schedules, statements, documents and instruments, together with the information contained in the DWW SEC Reports, considered in the aggregate, do not omit and will not omit to state any fact which is material to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of DWW and its Subsidiaries, taken as a whole.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF USF AND SUB

          Each of USF and Sub represents and warrants to DWW as follows:

          Section 4.01  Organization of USF and Sub.
                        ---------------------------
          (a) USF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on USF and its Subsidiaries, taken as a whole.

          (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          Section 4.02  Capitalization of USF and Sub.
                        -----------------------------

          (a) The authorized capital stock of USF consists of 75,000,000 shares of Common Stock, $.01 par value, and 3,000,000 shares of Preferred Stock, $.10 par value. As of April 30, 1996, 28,428,382 shares of USF Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of USF Preferred Stock were issued and outstanding. Any share of USF Common Stock, when issued in accordance with Article II hereof, will be duly authorized and validly issued, and will be fully paid and nonassessable.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issued and outstanding, all of which are duly authorized and validly issued and are fully paid and nonassessable, and owned, beneficially and of record, by USF.

          Section 4.03  Authority; No Conflict; Required Filings and Consents.
                        -----------------------------------------------------

          (a) USF and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of USF and Sub. This Agreement has been duly executed and delivered by USF and Sub and, assuming the due authorization, execution and delivery by DWW, constitutes the valid and binding obligation of USF and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

          (b) The execution and delivery of this Agreement by USF and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of USF, or the Certificate of Incorporation or Bylaws of Sub, (ii) other than under the USF Multicurrency Revolving Credit Agreement, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which USF or Sub is a party or by which either of them or either of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to USF or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on USF and its Subsidiaries, taken as a whole.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to USF or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of certificates of merger with the Georgia Secretary of State and the Delaware Secretary of State, (ii) filings pursuant to the pre-merger notification requirements of the HSR Act, (iii) the filing of a Form S-4 Registration Statement with the SEC in accordance with the Securities Act, (iv) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country.

          Section 4.04  SEC Filings; Financial Statements
                        ---------------------------------

          (a) USF has filed all forms, reports and documents required to be filed by USF with the SEC and has previously furnished to DWW a true and complete copy of each of (i) its Annual Report on Form 10-K for the year ended March 31, 1995, (ii) its Quarterly Report on Form 10-Q for the periods ended June 30, September 30 and December 31, 1995, (iii) its definitive proxy statement with respect to the 1995 annual meeting of shareholders, and (iv) all other reports or other correspondence filed by it with the SEC pursuant to the Exchange Act since March 31, 1995, in each case as filed with the SEC (collectively, together with any forms, reports and documents filed by USF with the SEC after the date hereof until the Closing, the "USF SEC Reports"). Each such report, when filed, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder and, as of their respective dates, none of such reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the USF SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the consolidated financial position of USF and its Subsidiaries as at the respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) were or are subject to normal year-end adjustments which were not or are not expected to be material in amount, and (ii) do not contain footnote disclosure. The unaudited balance sheet of USF as of December 31, 1995 is referred to herein as the "USF Balance Sheet."

     Section 4.05  Absence of Undisclosed Liabilities.  Except as disclosed in
                   ----------------------------------
the USF SEC Reports, USF and its Subsidiaries do not have any liabilities as of the date hereof, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, other than (i) liabilities reflected or reserved against in the USF Balance Sheet, (ii) liabilities specifically described in this Agreement, or in the Schedules to this Agreement, and (iii) liabilities which are not, individually or in the aggregate, material to the business, results, operations, financial condition or prospects of USF and its Subsidiaries, taken as a whole.

     Section 4.06  Absence of Certain Changes or Events.  Since the date of the
                   ------------------------------------
USF Balance Sheet, there has not been (i) any Material Adverse Effect with respect to USF and its Subsidiaries, taken as a whole, and no fact or condition exists which is reasonably likely to cause a Material Adverse Effect with respect to USF and its Subsidiaries, taken as a whole, in the future; or (ii) any material change by USF in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles.

     Section 4.07  Tax Matters.  The accounts shown on the USF Balance Sheet
                   -----------
(excluding amounts classified thereon as deferred) are sufficient for the discharge of all Taxes attributable or with respect to all periods, or portions thereof, prior to the date of the USF Balance Sheet remaining unpaid as of such date. There is no Tax deficiency outstanding or assessed, or to USF's knowledge proposed, against USF that is not reflected as a liability on the USF Balance Sheet.

     Section 4.08  Litigation.  Except as set forth in any of the USF SEC
                   ----------
Reports, there are no suits, litigations, investigations, actions or proceedings of any kind pending or (to the knowledge of USF) threatened against USF or any Subsidiary, nor (to the knowledge of USF) is any such matter pending or threatened against any other person, which, if adversely determined, could have a Material Adverse Effect with respect to USF.

     Section 4.09  Compliance with Law; Regulatory Compliance.  Except as
                   ------------------------------------------
disclosed in the USF SEC Reports:

     (a) Neither USF nor any of its Subsidiaries is or has been in violation of any applicable federal, state, provincial, local or foreign law, regulation, ordinance or other requirement of any Governmental Authority relating to it or to its securities, property, operations or business, except for violations which would not have a Material Adverse Effect on USF and its Subsidiaries taken as a whole. As of the date of this Agreement, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, against or affecting USF, any of its Subsidiaries or any of the assets of USF or its Subsidiaries, except those which would not have a Material Adverse Effect.

     (b) There have been and there exist no events, incidents, conditions, actions, agreements or circumstances which could reasonably be expected to give rise to any liability, loss or expense under any Environmental Law or form the basis for any Environmental Action with respect to USF, its Subsidiaries, or any Premises which liability, loss or expense or Environmental Action could have a Material Adverse Effect on USF and its Subsidiaries taken as a whole.

     (c) To the knowledge of USF, no prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any benefit plan (as defined in Section 3(3) of ERISA) of USF or its domestic Subsidiaries (collectively, "USF Benefit Plans") exists or has occurred that could subject USF or its domestic Subsidiaries to any liability or tax under
Part 5 of Title I of ERISA or Section 4975 of the Code. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Benefit Plan that is a welfare benefit plan as described in ERISA Section 3(1). With respect to each USF Benefit Plan that purports to be a Qualified Plan, a determination letter (or opinion or notification letter, if applicable) has been received from the IRS that such plan is qualified under
Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code, as the Code was amended by the Tax Reform Act of 1986 and later statutes affecting the permissible limit on includable compensation for Qualified Plans and the direct rollover rules applicable to lump-sum distributions. Neither USF nor any of its domestic Subsidiaries, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has taken any action that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust. Except for the IWT, Inc. Hourly Wage Employees Pension Plan, as to which an application for termination is pending, no USF Benefit Plan is a defined benefit plan within the meaning of
Section 3(35) of ERISA.

     Section 4.10  Registration Statement; Proxy Statement/ Prospectus.  The
                   ---------------------------------------------------
information supplied by USF for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by USF for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders of DWW, at the time of the Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement with respect to USF and its Subsidiaries in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to USF or any of its Affiliates, officers or directors should become known to USF which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, USF shall promptly inform DWW.

     Section 4.11  Interim Operations of Sub.  Sub was formed solely for the
                   -------------------------
purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 4.12  Disclosure.  No representation or warranty of USF in this
                   ----------
Agreement or any certificate, schedule, statement, document or instrument furnished or to be furnished to DWW pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading, and all such representations, warranties, certificates, schedules, statements, documents and instruments, together with the information contained in the USF SEC Reports, considered in the aggregate, do not omit and will not omit to state any fact which is material to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of USF and its Subsidiaries, taken as a whole.


                                   ARTICLE V

                                   COVENANTS

          Section 5.01 No Solicitation.  From and after the date
                       ---------------
hereof until the earlier of the termination of this Agreement in accordance with
Article VII and the Effective Time:

          (a) DWW shall not, directly or indirectly, through any officer, director, key employee, representative or agent of DWW or any of its Subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving DWW or any of its Subsidiaries, other than the transactions with USF contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall
          --------  -------
prevent DWW or the DWW Board from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of DWW, if and only to the extent that (1) the DWW Board believes in good faith (after consultation with its financial advisor, and based upon the written opinion of such financial advisor) that such Acquisition Proposal could, if consummated, result in a transaction (an "Acquisition Transaction") more favorable to DWW's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Transaction being referred to in this Agreement as a "Superior Proposal") and the DWW Board determines in good faith based on written advice of outside legal counsel, that such action is necessary for DWW to comply with its fiduciary duties to shareholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the DWW Board receives from such person or entity an executed confidentiality agreement; or (B) taking any position with regard to an Acquisition Proposal pursuant to Rules 14d-9 and 14e-2 under the Exchange Act which is consistent with the advice of counsel concerning the DWW Board's fiduciary duties under applicable law with respect to a tender offer commenced by a third party (other than by public announcement alone).

          (b) DWW shall notify USF immediately upon receipt by DWW (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with a possible Acquisition Proposal or for access to the properties, books or records of DWW by any person or entity. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offer or and the terms and conditions of such proposal, inquiry or contact.

          Section 5.02  Shareholder Approval.
                        --------------------

          (a) As promptly as practicable following the execution and delivery of this Agreement, unless this Agreement shall have been previously terminated in accordance with Article VII, DWW shall submit this Agreement and the Merger to its shareholders for approval and adoption at a meeting of its shareholders called by DWW for such purpose. Unless this Agreement shall have been previously terminated in accordance with Article VII and subject to Section 5.01, the DWW Board shall recommend that the shareholders of DWW vote to approve and adopt this Agreement and the Merger and the other matters to be submitted to DWW's shareholders in connection therewith and shall use its best efforts to solicit and secure from its shareholders their approval and adoption of this Agreement and the Merger.

          (b) Unless this Agreement shall have been previously terminated in accordance with Article VII, USF, as the sole stockholder of Sub, shall, prior to the Effective Time, consent in writing to the approval and adoption of this Agreement and the Merger.

          Section 5.03 Letter of DWW's Accountants.  DWW shall use
                       ---------------------------
all reasonable efforts to cause to be delivered to USF a letter of Price Waterhouse LLP, DWW's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to USF, in form customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          Section 5.04 Rights Agreement.  Unless this Agreement
                       ----------------
shall have been previously terminated in accordance with Article VII and subject to Section 5.01, DWW shall not amend or otherwise alter the provisions of the Rights Agreement other than as provided in Exhibit C.

          Section 5.05 Conduct of the Business of DWW and its Subsidiaries.
                       ---------------------------------------------------
During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Article VII and the Effective Time, DWW agrees as to itself and its Subsidiaries (except to the extent that USF shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business be substantially unimpaired at the Effective Time. DWW shall promptly notify USF of any event or occurrence not in the ordinary course of business of DWW. Except as expressly contemplated by this Agreement or with the prior written consent of USF, and not in limitation of the foregoing, during the aforesaid period DWW shall (and shall cause its Subsidiaries to):

          (a) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary or desirable in the normal conduct of its business, except to the extent contemplated by any transactions specifically permitted by this Agreement;

          (b) not acquire any stock or other interest in, nor (except in the ordinary course of business) purchase any assets of, any corporation, partnership, association or other business organization or entity or any division thereof (except any stock or assets distributed to DWW or any of its Subsidiaries as part of any bankruptcy or other creditor settlement or pursuant to a plan of reorganization), nor agree to do any of the foregoing;

          (c) not sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, patents, trade secrets or licenses), nor suffer to exist or create any Lien on any of its assets, except as permitted by this Agreement or in the ordinary course of business and except that DWW and each of its Subsidiaries may sell or otherwise dispose of any assets which are obsolete;

          (d) not incur any Indebtedness, other than as a result of borrowings or drawdowns, the issuance of letters of credit for the account of DWW and the incurrence of interest, letter of credit reimbursement obligations and other obligations under the terms of the Amended and Restated Loan Agreement by and between DWW and Sun Bank, National Association, dated October 13, 1992, as the same has been amended through the date of this Agreement, which Indebtedness shall be incurred only for working capital purposes;

          (e) not (i) alter, amend or repeal any provision of its Amended and Restated Articles of Incorporation or Bylaws or its certificate of incorporation or by-laws (as the case may be), (ii) change the number or identity of its directors (other than as a result of the death, retirement or resignation of a director), (iii) form or acquire any subsidiaries not existing as of the date of this Agreement, (iv) except in the ordinary course conduct of its business, enter into, modify or terminate any Contracts or agree to do so, (v) modify or terminate any Employment Agreement, or (vi) declare, pay, commit to or incur any obligation of any kind for the payment of any bonus, additional salary or compensation or retirement, termination, welfare or severance benefits payable or to become payable to any of its employees or such other persons, except for such matters as are required pursuant to the terms of any existing Employment Agreement or Benefit Plan;

          (f) maintain its books, accounts and records in the usual, ordinary and regular manner and in material compliance with all applicable laws;

          (g) pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, except to the extent that DWW is currently contesting, in good faith and by proper proceedings, the payment of such Taxes and DWW maintains appropriate reserves with respect thereto;

          (h) not settle any tax claim against DWW or any of its Subsidiaries or any litigation (net of applicable insurance proceeds) in excess of $50,000 individually or $250,000 in the aggregate;

          (i) use its best efforts to meet its
obligations under all Contracts, and not become in default thereunder;

          (j) maintain its business and assets in good repair, order and condition, reasonable wear and tear excepted, and maintain insurance upon such business and assets at least comparable in amount and kind to that in effect on the date hereof;

          (k) use its best efforts to maintain its present relationships and goodwill with suppliers, brokers, manufacturers, representatives, distributors, customers and others having business relations with it (provided that it may
                                                        --------
pursue overdue accounts and otherwise exercise lawful remedies in its customary fashion);

          (l) carry on and operate its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to cause the representations and warranties of DWW set forth in this Agreement to be true and correct, in all respects, on and as of the Effective Time, subject only to changes in the ordinary course of business;

          (m) except in accordance with DWW's dividend policy currently in effect, not declare, set aside, make or pay any dividends or other distributions with respect to its capital stock, including, without limitation, in the case of DWW, the DWW Common Stock, or purchase or redeem any shares of its capital stock, including, without limitation, in the case of DWW, the DWW Common Stock, or agree to take any such action;

          (n) not authorize or make any capital expenditure in excess of $250,000 individually, or if the aggregate of the amount of such capital expenditure together with the amounts of all other capital expenditures since the date of this Agreement shall exceed $1,000,000;

          (o) use its best efforts not to violate any law or regulation applicable to it nor violate any order, injunction or decree applicable to the conduct of its business; and

          (p) not increase the number of shares authorized or issued and outstanding of its capital stock, including, without limitation, in the case of DWW, the DWW Common Stock, nor grant or make any pledge, option, warrant, call, commitment, right or agreement of any character relating to its capital stock, including, without limitation, in the case DWW, the DWW Common Stock, nor issue or sell any shares of its capital stock, including, without limitation, in the case of DWW, the DWW Common Stock, or securities convertible into such capital stock, or any bonds, promissory notes, debentures or other corporate securities or become obligated so to sell or issue any such securities or obligations, except, in any case, issuance of shares of DWW Common Stock pursuant to the exercise of options or other rights outstanding as of the date hereof and referred to in Section 3.02.

          Section 5.06 Access to Information.  Upon reasonable
                       ---------------------
notice, DWW shall (and shall cause its Subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives of USF, access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, accountants' work papers, correspondence and affairs, and (ii) cause its and their officers and employees to furnish, to USF, Sub and their authorized representatives, any and all financial, technical and operating data and other information pertaining to the businesses of DWW and its Subsidiaries as USF or Sub shall from time to time reasonably request. In addition, without limiting the generality of the foregoing, DWW will, and will cause each of its Subsidiaries to, make available to USF and Sub for examination true and complete copies of all Returns filed by DWW or any of its Subsidiaries, together with all available revenue agents' reports, all other reports, notices and correspondence concerning tax audits or examinations and analyses of all provisions for reserves or accruals of taxes, including deferred taxes.

          Section 5.07  Required Authorizations.
                        -----------------------

          (a) USF, Sub and DWW shall each, and DWW shall cause each of its Subsidiaries to, use its best efforts to give or obtain, as promptly as practicable, all Required Authorizations (if any) required to be given or obtained by it, respectively, to permit USF and Sub, on the one hand, and DWW, on the other, to consummate the transactions contemplated by this Agreement and to realize the respective benefits to each party contemplated hereby; provided
                                                                      --------
that DWW and its Subsidiaries shall not incur fees and expenses in excess of $250,000 in the aggregate in order to obtain any such Required Authorizations described in clause (ii) of the definition thereof without the prior written consent of USF.

          (b) Without limiting the generality of the foregoing, USF, Sub and DWW shall each use its best efforts to file as promptly as practicable its pre-merger notification under the HSR Act and thereafter to respond as promptly as practicable to all inquiries received in connection with the pre-merger notification made according to the HSR Act for additional information or documents or otherwise and shall take all such other actions as may be necessary or advisable to comply with, or obtain a waiver from, the provisions thereof.

          (c) Without limiting the generality of the foregoing, USF, Sub and DWW shall each cooperate with the others in filing in a timely manner any applications, requests, reports, registrations or other documents, including, without limitation, all reports and documents required to be filed by or under the Securities Act or the Exchange Act (including, without limitation, the Registration Statement and the Proxy Statement), with any Governmental Authority having jurisdiction with respect to the transactions contemplated hereby and in consulting with and seeking favorable action from any Governmental Authority, and USF shall use its best efforts to cause the Registration Statement to become effective.

          (d) Without limiting the generality of the foregoing, DWW shall, and shall cause each of its Subsidiaries to, use its best efforts to obtain all approvals or consents of any person needed in order that the Contracts continue in full force and effect under the same terms and conditions currently in effect following the consummation of the transactions contemplated by the Agreement.

          (e) Without limiting the generality of the foregoing, USF shall use its best efforts to obtain, prior to the Effective Time, the approval for the listing, subject to official notice of issuance, on the New York Stock Exchange of the shares of USF Common Stock to be issued pursuant to Article II.

          Section 5.08  Financial Statements of DWW.
                        ---------------------------

          DWW shall deliver to USF promptly upon completion any and all internal financial reports, schedules or analyses prepared by or for the senior management of DWW and its business from time to time from the date hereof through the Effective Time or earlier termination of this Agreement in accordance with Article VII. As soon as practicable but in any event within 45 days after the end of each fiscal quarter of DWW, commencing with July 31, 1996, and within 60 days after the end of the fiscal year ended April 30, 1996, as the case may be, through the Effective Time or earlier termination of this Agreement in accordance with Article VII, DWW will deliver to USF unaudited consolidated and consolidating balance sheets of DWW and its Subsidiaries as at the end of such fiscal quarter and as at the end of the comparative fiscal quarter of the preceding year, together with the related unaudited statements of consolidated income and cash flows for the fiscal quarters then ended. All such financial statements of DWW shall present fairly, in all material respects, the financial position, results of operations and cash flows of DWW and its Subsidiaries, as at or for the periods indicated (and, in the case of all such financial statements which are interim financial statements, shall contain all adjustments necessary so to present fairly) and shall be prepared in accordance with generally accepted accounting principles (other than to omit certain footnotes which might be required thereby and subject, in the case of interim financial statements, to normal year-end adjustments) consistent with past practice, except as otherwise indicated in such statements. All such financial statements of DWW shall be certified, on behalf of DWW, by the President and Chief Executive Officer and by the Secretary-Treasurer of DWW.

          Section 5.09 Public Announcements.  Neither USF, Sub nor
                       --------------------
DWW shall make any press release or other written public statement concerning the matters covered by this Agreement without the approval of the other parties hereto, except as required by law or applicable regulation, and each shall in all events use its best efforts to permit such other parties an opportunity to review and comment upon any such release or statement prior to dissemination.

          Section 5.10 Benefit Plans.  Except as required by law or
                       -------------
the terms of any Benefit Plan, from the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with Article VII, no award or grant under the Benefit Plans shall be made without the consent of USF; it being understood that no options, warrants or other rights to acquire securities of DWW or any of its Subsidiaries shall be granted by DWW or any of its Subsidiaries. The DWW 1988 Employee Stock Purchase Plan shall be amended to provide for the suspension of the offering period thereunder from July 1, 1996 until any termination of this Agreement pursuant to Article VII, and for termination of such plan effective at the Effective Time. At USF's request, DWW shall terminate the DWW 401(k) Profit Sharing Plan and the Taulman Company Employee Investment Plan immediately prior to the Effective Time and shall file such plans with the Internal Revenue Service and request a determination letter with regard thereto prior to the Effective Time. No distributions shall be made from either the DWW 401(k) Profit Sharing Plan or the Taulman Company Employee Investment Plan on account of the termination of such plans until the Internal Revenue Service has issued favorable determination letters. No other amendment to (other than revisions required to comply with the Code or ERISA), or termination of, any of the Benefit Plans shall be made without the consent of USF.

          Section 5.11 Tax-Free Reorganization.  USF and DWW shall
                       -----------------------
each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

          Section 5.12 Pooling Accounting.  USF and DWW shall each
                       ------------------
use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. DWW shall use its best efforts to cause its Rule 145 Affiliates not to take any action that would adversely affect the ability of USF to account for the business combination to be effected by the Merger as a pooling of interests.

          Section 5.13 Affiliate Agreements.  Within two weeks
                       --------------------
following the date of this Agreement, DWW will provide USF with a list of those persons who are, in DWW's reasonable judgment, "affiliates" of it within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" within the meaning of Rule 145 is referred to as a "Rule 145 Affiliate"). DWW shall provide USF with such information and documents as USF shall reasonably request for purposes of reviewing such list and DWW shall notify USF in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. DWW shall deliver or cause to be delivered to USF prior to the Effective Time from each of its Rule 145 Affiliates, an executed Affiliate Agreement, in substantially the form attached
hereto as Exhibit B (each an "Affiliate Agreement").   USF shall be entitled to
place appropriate legends on the certificates evidencing any USF Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the USF Common Stock, consistent with the terms of the Affiliate Agreements.

          Section 5.14  Representations, Covenants and
                        ------------------------------
Conditions; Further Assurances.
- ------------------------------

          (a) USF, Sub and DWW will each use its best efforts (i) to take, and to cause their respective subsidiaries (if any, including, without limitation, in the case of USF, Sub) to take, all actions necessary to render accurate as of the Effective Time their respective representations and warranties contained herein, (ii) to refrain, and to cause their respective subsidiaries (if any, including, without limitation, in the case of USF, Sub) to refrain, from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time and (iii) to perform or cause to be satisfied, and to cause their respective subsidiaries (if any, including, without limitation, in the case of USF, Sub) to perform or cause to be satisfied, each covenant or condition to be performed or satisfied by them.

          (b) USF, Sub and DWW each agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and existing agreements or otherwise required to be taken or done by it to consummate the transactions contemplated hereby; provided that DWW and its
                                                 --------
Subsidiaries shall not incur fees and expenses in excess of $250,000 in the aggregate in order to take any such action or do any such thing without the prior written consent of USF.

          Section 5.15 Notice of Breach, Potential Breach or
                       -------------------------------------
Adverse Change.  Each party shall promptly notify the other of any change,
- ---------------
circumstance or event which would cause any of the representations or warranties made by the notifying party pursuant to this Agreement to be untrue as of the date hereof or at the Closing or which prevents the notifying party from complying with any of its obligations hereunder.

          Section 5.16  Employee Matters.
                        -----------------

          (a) At the Effective Time, all employees of DWW and its Subsidiaries shall, at USF's option, become employees of USF or its Subsidiaries or remain employees of the Continuing Corporation or its Subsidiaries ("Retained Employees") and, in either case, shall be allowed to participate as of the Effective Time in the medical and dental benefit plans and life and disability insurance plans paid for by USF as employees of USF with a waiver of any waiting period and of any pre-existing condition limitations. To the extent permitted by applicable law and the terms of such plans, the period of service with DWW and the Subsidiaries of all Retained Employees shall be recognized for eligibility purposes under USF Benefit Plans according to established eligibility requirements. In addition, if the Effective Time falls within an annual period of coverage under any group health plan or group dental plan of USF or its Subsidiaries, each Retained Employee shall be given credit for covered expenses paid by that employee under the comparable Benefit Plans, other than Benefit Plans the cost of which are paid entirely by the employee, during the applicable coverage period through the Effective Time towards the satisfaction of any deductible limitation and out-of-pocket maximum that may apply under the group health plan or group dental plan of USF and its Subsidiaries excluding any and all plan co-payments.

          (b) At the Effective Time, DWW shall pay the lump sum value of R. Doyle White's Supplemental Retirement Plan with DWW in accordance with the terms thereof and in accordance with Section 3(b)(iii) of the Employment Agreement between USF, DWW and R. Doyle White.

          5.17  Indemnification.
                ---------------

          (a) USF shall cause the Continuing Corporation to indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of DWW and its Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia law and DWW's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by USF or the Continuing Corporation is required to effectuate any indemnification, USF or the Continuing Corporation, as appropriate, shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between USF or the Continuing Corporation, as appropriate, and the Indemnified Party.

          (b) USF shall use its reasonable efforts (and DWW shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of two years after the Effective Time DWW's existing directors' and officers' liability insurance policy (provided that USF may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of DWW given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred at or prior to the Effective Time (including the transactions contemplated by this Agreement) and covering persons who are currently covered by such insurance; provided, that USF shall not be obligated to make premium payments for such two-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to DWW's directors and officers, 200% of the annual premium payments on DWW's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, USF shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

          (c) If USF or the Continuing Corporation or any of their respective successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of their respective assets to any person, then and in each case proper provision shall be made so that the successors and assigns of USF or the Continuing Corporation, as appropriate, shall assume the obligations set forth in this Section 5.17.

          (d) The provisions of this Section 5.17 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his or her heirs and representatives.

                                  ARTICLE VI

                             CONDITIONS TO MERGER

          Section 6.01 Conditions to Each Party's Obligation To
                       ----------------------------------------
Effect the Merger.  The respective obligations of each party to this Agreement
- -----------------
to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Shareholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by a majority of all the votes entitled to be cast by all shares of DWW Common Stock entitled to vote thereon, and no right of dissent shall be applicable in connection therewith.

          (b) HSR Act.  The pre-merger filing and waiting period requirements
              -------
applicable to the Merger under the HSR Act shall have expired or shall have been terminated.

          (c) Registration Statement.  The Registration Statement shall have
              ----------------------
become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (d) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting USF's conduct or operation of the business of DWW after the Merger shall have been issued, nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          (e) NYSE.  The shares of USF Common Stock to be
              ----
issued in the Merger shall have been listed on the New York Stock Exchange.

          Section 6.02 Additional Conditions to Obligations of USF and
                       -----------------------------------------------
Sub.  The obligations of USF and Sub to effect the Merger are subject to the
- ---
satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by USF and Sub:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of DWW set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and USF shall have received a certificate signed on behalf of DWW by the President and Chief Executive Officer and by the Secretary-Treasurer of DWW to such effect.

          (b) Performance of Obligations of DWW.  DWW shall have performed in
              ---------------------------------
all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and USF shall have received a certificate signed on behalf of DWW by the President and Chief Executive Officer and by the Secretary-Treasurer of DWW to such effect.

          (c) Required Authorizations.  All Required
              -----------------------
Authorizations shall have been obtained.

          (d) Tax Opinion.  USF shall have received a written opinion from
              -----------
Kirkpatrick & Lockhart LLP, counsel to USF, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon representations and certificates of USF, Sub and DWW.

          (e) Letter of Accountants.  USF shall have received a letter of Price
              ---------------------
Waterhouse LLP, DWW's independent auditors, dated the Closing Date, updating the letter referred to in Section 5.03.

          (f) Opinion of Counsel to DWW.  USF shall have been furnished opinions
              -------------------------
of Alston & Bird and Alexander & Vann, counsel to DWW, dated the date of the Effective Time, in form mutually satisfactory to the parties.

          (g) Pooling Letter.  USF shall have received letters from KPMG Peat
              --------------
Marwick LLP and Price Waterhouse LLP, dated the date of the Proxy Statement, which letters shall be confirmed in writing at the Effective Time, each stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles.

          (h) Affiliate Agreements.  USF shall have received from each of DWW's
              --------------------
Rule 145 Affiliates an executed copy of an Affiliate Agreement substantially in the form of Exhibit B hereto.

          (i) Common Stock Purchase Rights.  All of the Common Stock Purchase
              ----------------------------
Rights outstanding under the Rights Agreement shall have been redeemed immediately prior to the Effective Time.

          (j) Resignation of Directors.  USF shall have received letters of
              ------------------------
resignation, effective immediately following the Effective Time, executed and tendered by each of the existing directors of DWW and each of its Subsidiaries (other than any directors whom USF shall have designated as directors of the Continuing Corporation pursuant to Section 2.02 or as directors of any Subsidiary of DWW), or, to the extent such resignations are not obtained, such other evidence, satisfactory to USF, that such directors shall have been duly and lawfully removed (without cost or other liability to DWW or any of its Subsidiaries other than pursuant to any agreement or other arrangements with such directors existing and in effect as of the date hereof) effective immediately following the Effective Time.

          (k)  Outstanding Options.

          (i) The Employees Stock Option Plan Committee and/or the Compensation Committee, as appropriate, of the DWW Board shall have declared, pursuant to
Section 7.2 of the Employees Stock Option Plan and the Directors Stock Option Plan, respectively, that all Outstanding Options shall be converted as of the Effective Time into the right to receive shares of USF Common Stock as provided in Section 2.07 of this Agreement, and shall have since the date of this Agreement made no other declarations or taken any other actions regarding the Outstanding Options.

          (ii) The holder of each Outstanding Option shall have acknowledged in writing to USF and the Continuing Corporation that such holder's receipt of shares of USF Common Stock in exchange for any Outstanding Option shall be in full settlement of such Outstanding Option and that such holder understands that each such Outstanding Option shall, as of the Effective Time, represent only the right to receive shares of USF Common Stock in accordance with Section 2.07 of this Agreement and shall otherwise be canceled.

          (l) Employment Agreements.  At the Effective Time, each of the
              ---------------------
employees of DWW or its Subsidiaries named in Schedule 3.07(c) hereto shall have entered into an Employment Agreement with USF in the form set forth in Exhibit D, E, F or G hereto, as appropriate, and each of the Change in Control Employment Agreements in effect immediately prior to the Effective Time between DWW and each of the persons named in Schedule 3.07(c) shall have been terminated.

          Section 6.03 Additional Conditions to Obligations of DWW.
                       -------------------------------------------
The obligation of DWW to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by DWW:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of USF and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and DWW shall have received a certificate signed on behalf of USF by the Chief Executive Officer and the Chief Financial Officer of USF to such effect.

          (b) Performance Of Obligations of USF and Sub. USF and Sub shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and DWW shall have received a certificate signed on behalf of USF by the Chief Executive Officer and the Chief Financial Officer of USF to such effect.

          (c) Tax Opinion.  DWW shall have received the opinion of Kirkpatrick &
              -----------
Lockhart LLP, counsel to USF, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, counsel may rely upon representations and certificates of USF, Sub and DWW.

          (d) Opinion of Counsel to USF.  DWW shall have received from Damian C.
              -------------------------
Georgino, Vice President, General Counsel and Corporate Secretary of USF, an opinion, dated as of the Closing Date in form mutually satisfactory to the parties.

          (e) Fairness Opinion.  DWW shall have received from Dillon, Read & Co.
              ----------------
Inc. a letter dated the date of the Proxy Statement which provides that the Exchange Ratio is fair to the shareholders of DWW from a financial point of view.

          (f) Employment Agreements.  At the Effective Time, USF shall have
              ---------------------
entered into an Employment Agreement in the form set forth in Exhibit D, E, F or G hereto, as appropriate, with each of the employees of DWW or its Subsidiaries named in Schedule 3.07(c) hereto.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

          Section 7.01 Termination.  This Agreement may be
                       -----------
terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of DWW, by written notice by the terminating party to the other party under the circumstances set forth below:

          (a) by mutual written consent of USF and DWW; or

          (b) by USF if the Average Market Price of the USF Common Stock is greater than $37.25; or

          (c) by DWW if the Average Market Price of the USF Common Stock is less than $25.25; or

          (d) by either USF or DWW if the Merger shall not have been consummated by December 31, 1996 (provided that the right to terminate this Agreement under this Section 7.01(d) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a cause of or has resulted in the failure of the Merger to occur on or before such date); or

          (e) by USF or DWW, if (i) the other party has breached any representation or warranty contained in this Agreement (except where such breach would not have a Material Adverse Effect on the party having made such representation or warranty and its Subsidiaries taken as a whole and would not have a material adverse effect upon the transactions contemplated by this Agreement), or (ii) there has been a breach of a covenant or agreement set forth in this Agreement on the part of the other party, which shall not have been cured within two business days following receipt by the breaching party of written notice of such breach from the other party (other than those set forth in Section 5.01, as to which there shall be no cure period); or

          (f) by either USF or DWW if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (g) by USF or DWW in the event that any condition precedent to the obligations of such party to consummate the transactions contemplated hereby has become impossible of satisfaction, other than as a result of the breach of this Agreement by the party attempting to terminate this Agreement; or

          (h) by either USF or DWW, if, at the Shareholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of DWW in favor of this Agreement and the Merger shall not have been obtained; or

          (i) by USF, if (i) DWW, pursuant to Section 5.01(a) hereof (or otherwise), shall provide non-public information to or engage in negotiations regarding any Acquisition Proposal with any person other than USF or its Affiliates, (ii) the DWW Board shall have withdrawn or modified its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing; (iii) the DWW Board shall have recommended to the shareholders of DWW an Acquisition Transaction other than one made by USF or an Affiliate of USF; or (iv) DWW shall have amended or otherwise altered the provisions of the Rights Agreement other than as provided in Exhibit C.

          Section 7.02 Effect of Termination.  In the event of
                       ---------------------
termination of this Agreement as provided in Section 7.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of USF, DWW, Sub or their respective officers, directors, shareholders or Affiliates, except as set forth in Section 7.03 and further except that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

          Section 7.03  Fees and Expenses.
                        -----------------

          (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that USF and DWW shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

          (b) DWW shall reimburse USF for out-of-pocket expenses incurred by USF relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of USF's counsel, accountants and financial advisors), upon the termination of this Agreement by USF or DWW pursuant Section 7.01(h) or USF pursuant to Section 7.01(i).

          (c) (i) DWW shall pay USF a termination fee of $3,000,000 upon the earliest to occur of the termination of this Agreement (x) by USF or DWW pursuant to Section 7.01(h), provided that an Acquisition Proposal shall have been announced or otherwise disclosed at or prior to the Shareholders' Meeting, or (y) by USF pursuant to Section 7.01(i), subsection (ii), (iii) or (iv);

              (ii) DWW shall pay USF a termination fee of $1,500,000 upon the termination of this Agreement pursuant to Section 7.01(i), subsection (i).

          (d) The expenses and fees, if applicable, payable pursuant to Section 7.03(b) and 7.03(c) shall be paid within one business day after the first to occur of any of the events described in Section 7.03(b) or 7.03(c).

          Section 7.04 Amendment.  This Agreement may be amended by
                       ---------
the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of DWW, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

          Section 7.05 Extension; Waiver.  At any time prior to the
                       -----------------
Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other parties hereto and (iii) waive compliance with any of the agreements or conditions contained herein for their benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.01 Nonsurvival of Representations, Warranties
                       ------------------------------------------
and Agreements.  None of the representations, warranties and agreements in this
- --------------
Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 7.02, 7.03, the last sentence of Section 7.04 and Article VIII, and the agreements of the Rule 145 Affiliates delivered pursuant to Section 5.13. The Confidentiality Agreement dated May 14, 1996 between USF and DWW shall survive the execution and delivery of this Agreement.

          Section 8.02 Notices.  All notices and other
                       -------
communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)     if to USF or Sub, to

                          United States Filter Corporation
                          40-004 Cook Street
                          Palm Desert, CA  92211

                          Attention:         Damian C. Georgino, Esq.
                                             Vice President, General Counsel
                                             and Secretary

                         Telephone:          (619) 340-0098
                         Telecopier:         (619) 341-9368
                          with a copy to:

                          Kirkpatrick & Lockhart LLP
                          1500 Oliver Building
                          Pittsburgh, PA  15222

                          Attention:        Janice C. Hartman, Esq.

                          Telephone:        (412) 355-6444
                          Telecopier:       (412) 355-6501

                  (b)     if to DWW, to

                          Davis Water & Waste Industries, Inc.
                          1820 Metcalf Avenue
                          Thomasville, GA  31792

                          Attention:  R. Doyle White

                          Telephone:        (912) 226-5733
                          Telecopier:       (912) 225-1632

                          with a copy to:

                          Alston & Bird
                          One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia  30309

                          Attention:        M. Hill Jeffries, Esq.

                          Telephone:        (404) 881-7000

                          Telecopier:       (404) 881-7777

          Section 8.03    Interpretation.  When a reference is made in
                          --------------
this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 10, 1996.

          Section 8.04    Knowledge.  All references in this Agreement
                          ---------
or any certificate to knowledge of any person shall mean the knowledge of any officer or officers of such person (but only the officer executing any such certificate, in the case of a certificate) and shall reflect due inquiry by such officer or officers in connection specifically with respect to the statement made to such knowledge.

          Section 8.05   Counterparts.  This Agreement may be
                         ------------
executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 8.06   Entire Agreement; No Third Party
                         --------------------------------
Beneficiaries.  This Agreement (including the documents and the instruments
- -------------
referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.07   Governing Law.  This Agreement shall be
                         -------------
governed and construed in accordance with the laws of the State of Delaware.

          Section 8.08   Assignment.  Neither this Agreement nor any
                         ----------
of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, USF, Sub and DWW have caused this Agreement to be signed by their respective officers thereunto, duly authorized as of the date first written above.

DAVIS WATER & WASTE INDUSTRIES, INC.       UNITED STATES FILTER CORPORATION


By:  /s/ R. Doyle White                 By:  /s/ Richard J. Heckmann
   ---------------------------------       ---------------------------------

Title: Chairman, President and             Title: Chairman, President and CEO
       CEO


                                           USF/DWW ACQUISITION CORPORATION


                                        By:  /s/ Damian C. Georgino
                                           ---------------------------------
                                        Title:  President

                                                                         ANNEX 1
                                                                         -------

                                  DEFINITIONS


          For purposes of this Agreement (to which this Annex 1 is attached and
                                                        -------
of which this Annex 1 forms a part), the following terms shall have the meanings
              -------
set forth below:

          "Acquisition Proposal" shall have the meaning assigned thereto in
Section 5.01(a) of this Agreement.

          "Acquisition Transaction" shall have the meaning assigned thereto in
Section 5.01(a) of this Agreement.

          "Adjusted Exchange Ratio" shall have the meaning assigned thereto in
Section 2.01(b) of this Agreement.

          "Adjusted Option Exchange Ratio" shall have the meaning assigned thereto in Section 2.07(b) of this Agreement.

          "Affiliate" of DWW shall mean any "affiliate" of DWW as defined in Rule 12b-2 under the Exchange Act and, without limiting the generality of the foregoing, shall include any person that beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 5% or more of the DWW Common Stock, but shall not include USF or Sub.

          "Affiliate Agreement" shall have the meaning assigned thereto in
Section 5.13 of this Agreement.

          "Agreement" shall mean this Agreement and Plan of Merger.

          "Average Market Price" shall have the meaning assigned thereto in
Section 2.01(b) of this Agreement.

          "Benefit Plans" shall have the meaning assigned thereto in Section 3.21(a) of this Agreement.

          "Closing" shall have the meaning assigned thereto in Section 1.03 of this Agreement.

          "Closing Date" shall have the meaning assigned thereto in Section 1.03 of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          "Constituent Corporations" shall have the meaning assigned thereto in the preamble to this Agreement.

          "Continuing Corporation" shall have the meaning assigned thereto in the preamble to this Agreement.

          "Contracts" shall have the meaning assigned thereto in Section 3.14 of this Agreement.

          "Defined Benefit Plan" shall have the meaning assigned thereto in
Section 3.21(f) of this Agreement.

          "Delaware GCL" shall mean the Delaware General Corporation Law, as amended.

          "Directors Stock Option Plan" shall have the meaning assigned thereto in Section 2.07 of this Agreement.

          "DWW" shall mean Davis Water & Waste Industries, Inc., a Georgia corporation.

          "DWW Balance Sheet" shall have the meaning assigned thereto in Section 3.06(b) of this Agreement.

          "DWW Board" shall have the meaning assigned thereto in Section 3.05(a) of this Agreement.

          "DWW Common Stock" shall have the meaning assigned thereto in the preamble to this Agreement.

          "DWW Group" shall have the meaning assigned thereto in Section 3.21(a) of this Agreement.

          "DWW SEC Reports" shall have the meaning assigned thereto in Section 3.06(a) of this Agreement.

          "Employees Stock Option Plan" shall have the meaning assigned thereto in Section 2.06 of this Agreement.

          "Effective Time" shall have the meaning assigned thereto in Section
1.02 of this Agreement.

          "Employment Agreements" shall have the meaning assigned thereto in Section 3.19(a) of this Agreement.

          "Environmental Action" shall mean any civil, criminal or administrative action, suit, summons, citation, complaint, claim, demand, judgment, order, Lien, notice of violation, proceeding or hearing, or investigation based upon or related to (i) any Environmental Law, Environmental Approval or Environmental Condition, or (ii) to the presence, manufacture, generation, processing, distribution, use, sale, receipt, storage, disposal, transport, treatment, disposal, handling, Release or threatened Release of any Regulated Material.

          "Environmental Approvals" shall mean collectively all Governmental Approvals required under Environmental Laws.

          "Environmental Condition" shall mean the presence of a Regulated Material (other than a naturally-occurring substance) on, at or in a property (including, but not limited to, the presence in surface water, groundwater, soils or subsurface strata).

          "Environmental Law" shall mean any federal, state, provincial, foreign, or local statute, law, rule, regulation, ordinance, code, or policy having the force of law relating to protection of the environment, natural resources, or public or employee health and safety, or relating to the production, generation, use, storage, treatment, processing, transportation or disposal of Regulated Materials, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq. ("CERCLA"); the Superfund Amendments and Reauthorization Act,
         -- ---
Public Law 99-499, 100 Stat. 1613; Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S)6901, et seq.; the National Environmental Policy Act, 42
                             -- ---
U.S.C. (S)4321; the Safe Drinking Water Act, 42 U.S.C. (S)300f et seq.; the
                                                               -- ---
Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S)2601 et seq.; the Federal
                                                         -- ---
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)136, et seq.; the
                                                             -- ---
Federal Hazardous Material Transportation Law, 49 U.S.C. (S)5101; the Federal Water Pollution Control Act, 33 U.S.C. (S)1251 et seq.; the Oil Pollution Act of
                                               -- ---
1990, 33 U.S.C. (S)2701, et seq.; the Clean Air Act, 42 U.S.C. (S)7401 et seq.,
                         -- ---                                        -- ---
the Occupational Safety and Health Act, 29 U.S.C. (S)651 et seq., and
                                                         -- ---
counterpart state and local laws, and regulations adopted thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning assigned thereto in Section 3.21(a) of this Agreement.

          "Exchange Act" shall have the meaning assigned thereto in Section 3.05(c) of this Agreement.

          "Exchange Agent" shall have the meaning assigned thereto in Section 2.02(a) of this Agreement.

          "Exchange Ratio" shall have the meaning assigned thereto in Section 2.01(b) of this Agreement.

          "Georgia BCC" shall mean the Georgia Business Corporation Code, as amended.

          "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of a government with jurisdiction over the matter in question.

          "Governmental Approval" means any permit, license, authorization, consent, approval, waiver, exception, variance, order, or exemption issued by any Governmental Authority.

          "Governmental Filings" means any plans, filings, reports, notifications, or other submissions required to be made to any Governmental Authority.

          "HSR Act" shall mean the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" shall mean, with respect to DWW, at any date, and regardless of whether the indebtedness or obligation was created before, on or after the date hereof (without duplication): (i) all indebtedness for borrowed money, or other obligations or liabilities for borrowed money (including, without limitation, letters of credit) of DWW or any Subsidiary, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, and whether now existing or hereafter created; (ii) all indebtedness for borrowed money secured by any mortgage, lien, pledge, charge or encumbrance upon any property or asset of DWW or any Subsidiary; (iii) all indebtedness, obligations or liabilities of others of the type described in the preceding clauses (i) and (ii) which DWW or any Subsidiary has guaranteed, assumed or is in any other way liable for; and (iv) all amendments, renewals, extensions or refundings of any such indebtedness, obligation or liability.

          "Intellectual Property" shall have the meaning assigned thereto in Section 3.16 of this Agreement.

          "IRS" shall mean the Internal Revenue Service.

          "Liens" shall mean all mortgages, deeds of trust, pledges, liens, leases, security interests, security agreements, conditional sales agreements, notes, easements, restrictions, encroachments and other charges or encumbrances of any kind whatsoever.

          "Material Adverse Effect" shall have the meaning assigned thereto in
Section 3.01 of this Agreement.

          "Merger" shall have the meaning assigned thereto in the preamble to this Agreement.

          "Multiemployer Plan" shall have the meaning assigned thereto in
Section 3.21(g) of this Agreement.

          "Option Exchange Ratio" shall have the meaning assigned thereto in
Section 2.07(a) of this Agreement.

          "Outstanding Options" shall have the meaning assigned thereto in
Section 2.07(a) of this Agreement.

          "Predecessor" shall mean (i) a predecessor entity which has been merged with DWW or any Subsidiary of DWW, or (ii) the predecessor owner or operator of any of the property or assets owned or operated by DWW or any Subsidiary of DWW, where DWW or its Subsidiary is liable (whether by reason of the contractual assumption of liabilities, indemnification obligations or by other operation of law) for the actions or inactions of such predecessor.

          "Premises" shall mean real property in which DWW or any Subsidiary at any time has or ever had any interest, including, without limitation, ownership, lease, rental, mortgage and security interests, or on which any of them at any time has or ever had conducted any operations.

          "Proxy Statement" shall have the meaning assigned thereto in Section
3.23 of this Agreement.

          "Qualified Plan" shall have the meaning assigned thereto in Section 3.21(e) of this Agreement.

          "Real Property" shall mean all real property owned by DWW or any Subsidiary, including, without limitation, any property for which DWW or any Subsidiary hold any right to acquire an ownership interest in such real property.

          "Registration Statement" shall have the meaning assigned thereto in
Section 3.23 of this Agreement.

          "Regulated Material" means any pollutant, contaminant, hazardous substance, hazardous material, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste, or hazardous waste, that is defined as such and is subject to regulation under any applicable Environmental Law.

          "Release" shall mean the spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposal of any Regulated Material into surface water, groundwater, soil, the land surface or subsurface, or ambient air.

          "Required Authorizations" shall mean, with respect to any person, (i) all Governmental Approvals and (ii) all notices, permits, approvals, consents, qualifications, waivers or other actions of third parties under any lease, note, mortgage, indenture, agreement or other instrument (or, in the case of DWW, under any Contract or Employment Agreement) or under any other third-party franchise, license or permit, other than any such consents, authorizations, approvals, permits, qualifications, waivers, orders, registrations, filings, applications or other actions, the absence of which could not have a Material Adverse Effect with respect to such person.

          "Response Action" shall mean any action taken in the investigation, removal, confinement, remediation or cleanup of a Release or any Environmental Condition. "Response" and "Response Actions" include, without limitation, any action with constitutes a "removal" action or "remedial" action as defined by
Section 101 of CERCLA, 42 U.S.C. (S)9601(23) and (24).

          "Retained Employees" shall have the meaning assigned thereto in
Section 5.16(a) of this Agreement.

          "Returns" shall have the meaning assigned thereto in Section 3.09(a) of this Agreement.

          "Rights Agent" shall mean Wachovia Bank of North Carolina, N.A.

          "Rights Agreement" shall mean the Rights Agreement dated as of December 31, 1992 by and between DWW and the Rights Agent.

          "Rule 145" shall have the meaning assigned thereto in Section 5.13 of this Agreement.

          "Rule 145 Affiliate" shall have the meaning assigned thereto in
Section 5.13 of this Agreement.

          "SEC" shall have the meaning assigned thereto in Section 3.05(c) of this Agreement.

          "Securities Act" shall have the meaning assigned thereto in Section
2.05 of this Agreement.

          "Shareholders" shall have the meaning assigned thereto in the preamble to this Agreement.

          "Shareholder Agreements" shall have the meaning assigned thereto in the preamble to this Agreement.

          "Shareholders' Meeting" shall have the meaning assigned thereto in
Section 3.23 of this Agreement.

          "Sub" shall mean USF/DWW Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of USF.

          "Subsidiary" shall mean, with respect to any party, any corporation, other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         "Superior Proposal" shall have the meaning assigned thereto in Section 5.01(a) of this Agreement.

          "Tax" or, collectively, "Taxes," shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          "USF" shall mean United States Filter Corporation, a Delaware corporation.

          "USF Balance Sheet" shall have the meaning assigned thereto in Section 4.04(b) of this Agreement.

          "USF Benefit Plans" shall have the meaning assigned thereto in Section
4.09 of this Agreement.

          "USF Common Stock" shall have the meaning assigned thereto in Section 2.01(b) of this Agreement.

          "USF Multicurrency Revolving Credit Agreement" shall mean the Amended and Restated Multicurrency Revolving Credit Agreement dated as of November 30, 1995 among USF, certain of its Subsidiaries, and the First National Bank of Boston, as Managing Agent, First Interstate Bank of California and ABN Amro Bank N.V., as Co-Agents, and certain other banks and financial institutions listed and named therein.

          "USF SEC Reports" shall have the meaning assigned thereto in Section 4.04(a) of this Agreement.

                                                            EXHIBIT A


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                     DAVIS WATER & WASTE INDUSTRIES, INC.


                                       I
                                Corporate Name
                                --------------

     The name of the corporation is:

        "Davis Water & Waste Industries, Inc."

                                      II
                              Corporate Existence
                              -------------------

     The corporation shall have perpetual duration.

                                      III
                         Corporate Purposes and Powers
                         -----------------------------

     The purpose of the corporation shall be to engage in any lawful business; and the corporation shall have the same powers as an individual to do all things necessary or convenient to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.


                                      IV
                                 Capital Stock
                                 -------------

     A. Authorization.
        -------------

        The corporation shall have authority to issue one thousand (1,000) shares of common stock of a par value of $.01 per share, all of such shares being of one class and which shall be entitled to receive the net assets of the corporation upon dissolution.

     B. Voting Rights.
        -------------

        The holders of the common stock shall have one vote on all matters for each share of such stock held by them.

                                       V
                               Issuance of Stock
                               -----------------

        The common stock herein authorized may be issued from time to time for such consideration, having a value as determined by the Board of Directors of not less than the aggregate par value of such shares, or as a dividend, as the Board of Directors may determine.

                                      VI
                          Denial of Preemptive Right
                          --------------------------

        No shareholder shall have any preemptive right to subscribe for or to purchase any shares of stock or other securities issued by the corporation.

                                      VII
                            Stock Rights or Options
                            -----------------------

        Subject to the provisions of Article V, the corporation shall have the power to create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, warrants and other rights or options entitling the holders thereof to purchase from the corporation, for such consideration and upon such terms and conditions as may be fixed by the Board of Directors, shares of any class or series of the corporation, whether authorized but unissued shares or treasury shares.

                                     VIII
                       Dealings in Shares of Corporation
                       ---------------------------------

        The corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, as well as out of its unreserved and unrestricted earned surplus available therefor. Shares of the corporation acquired by the corporation shall constitute treasury shares.

                                      IX
                      Distributions from Capital Surplus
                      ----------------------------------

        The Board of Directors may, from time to time, distribute to the shareholders of the corporation out of the capital surplus of the corporation a portion of its assets, in cash or property, except as otherwise provided by law.

                                       X
                       Limitations on Director Liability
                       ---------------------------------

        The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented.

                                      XI
                   Construction of Articles of Incorporation
                   -----------------------------------------

        The titles and subtitles of the various Articles, Sections and paragraphs hereof are for convenience of reference only and shall not be construed to affect in any way the meaning of the provisions hereof.

                                      XII
                    Amendment of Articles of Incorporation
                    --------------------------------------

        The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statue, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                                                       EXHIBIT B

          FORM OF DAVIS WATER & WASTE INDUSTRIES AFFILIATE AGREEMENT
          ----------------------------------------------------------

                                                            ____________, 1996


United States Filter Corporation
40-004 Cook Street
Palm Desert, CA  92211

Ladies and Gentlemen:

          The undersigned has been advised that as of the date hereof, the undersigned may be deemed to be an "affiliate" of Davis Water & Waste Industries, Inc., a Georgia corporation ("DWW"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 10, 1996 (the "Agreement"), among United States Filter Corporation, a Delaware corporation (the "Company"), USF/DWW Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Sub") and DWW, at the Effective Time (as defined in the Agreement) Sub will be merged with and into DWW (the "Merger"), and DWW will become a wholly owned subsidiary of the Company.

          As a result of the Merger, the undersigned may receive shares of Common Stock, par value $.01 per share ("USF Common Stock"), of the Company. The undersigned would receive such shares in exchange for shares of Common Stock, par value $.01 per share, of DWW owned by the undersigned.

          The undersigned hereby represents and warrants to, and covenants with, the Company that in the event the undersigned receives any USF Common Stock in the Merger:

               (A) The undersigned shall not make any sale, transfer or other disposition of the USF Common Stock in violation of the Act or the Rules and Regulations.

               (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the USF Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel or counsel for DWW.

               (C) The undersigned has been advised that the issuance of shares of USF Common Stock to the undersigned in the Merger has been registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Merger's submission for a vote of the shareholders of DWW the undersigned may be deemed an affiliate of DWW and (ii) the distribution by the undersigned of the USF Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of USF Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to the Company, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               (D) The undersigned understands that the Company will be under no obligation to register the sale, transfer or other disposition of the USF Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

               (E) The undersigned understands that stop transfer instructions will be given to the Company's transfer agent with respect to the USF Common Stock owned by the undersigned and that there may be placed on the certificates for the USF Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

            "The shares represented by this certificate were issued in a transaction to which Rule 145 under the United States Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated __________, 1996, a copy of which agreement is on file at the principal offices of United States Filter Corporation."

               (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's USF Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, the Company reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

                    "The shares represented by this certificate have not been registered under the United States Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

          It is understood and agreed that the legend set forth in paragraph (E) or (F) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Company (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the Company to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

          The undersigned further represents and warrants to, and covenants with, the Company that the undersigned did not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the capital stock of either the Company or DWW held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of the USF Common Stock received by the undersigned in the Merger or other shares of the capital stock of the Company until after such time as results covering at least 30 days of combined operations of the Company and DWW have been published by the Company within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.


                                            Very truly yours,




Acknowledged this ____ day
of ________________, 1996


UNITED STATES FILTER CORPORATION


By:
   -----------------------------
 Name:
 Title:

                                                                       EXHIBIT C

                              AMENDMENT NO. 1 TO
                               RIGHTS AGREEMENT

     Amendment, dated as of June 10, 1996, to the Rights Agreement, dated as of December 31, 1992 (the "Agreement"), between Davis Water & Waste Industries, Inc., a Georgia corporation (the "Company"), and Wachovia Bank of North Carolina, N.A., a national banking association (the "Rights Agent").

                              W I T N E S S E T H

     WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of June 10, 1996 (the "Merger Agreement"), with United States Filter Corporation, a Delaware corporation ("Parent"), and its wholly owned subsidiary, USF/DWW Acquisition Corporation, a Delaware corporation, pursuant to which the Company will represent and warrant, among other things, that the Agreement has been amended as provided herein, the effect of which is to provide that neither (i) the execution and delivery of or the consummation of the transactions contemplated by the Merger Agreement, nor (ii) the execution and delivery of or the consummation of the transactions contemplated by the Shareholder Agreements, dated as of June 10, 1996 (the "Shareholder Agreements"), between Parent and certain shareholders of the Company will result in a Stock Acquisition Date nor a Distribution Date nor in any other way affect any change or modification of the terms of the Rights or the rights of the holders thereof; and

     WHEREAS, the Board of Directors of the Company has determined that it is necessary and desirable to amend, pursuant to Section 26 of the Agreement, the Agreement to comply with the terms of the Merger Agreement, and a majority of the Continuing Directors, at a meeting of such Board duly called and held, voted in favor of the adoption of this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1(a) of the Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing, no Person shall become an 'Acquiring Person' as the result of the execution and delivery of or the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of June 10, 1996 among United States Filter Corporation, a Delaware corporation, USF/DWW Acquisition Corporation, a Delaware corporation, and the Company (the "Merger Agreement") or any of the Shareholder Agreements, dated as of June 10, 1996 (the "Shareholder Agreements"), between United States Filter Corporation and certain shareholders of the Company."

     2. Section 1(e) of the Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing, no Person shall be deemed the 'Beneficial Owner' of, or to 'Beneficially Own, any securities on account of the execution and delivery of the Merger Agreement or any Shareholder Agreement or the consummation of the transactions contemplated thereby."

     3. Section 3(a) of the Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing, no announcement of the execution and delivery of the Merger Agreement or of the calling of a shareholders meeting to approve and adopt the Merger Agreement nor the filing of the Registration Statement (as defined in the Merger Agreement) or any amendment thereto nor any distribution of the prospectus contained therein nor any other action taken to facilitate the consummation of the transactions contemplated by the Merger Agreement shall be deemed the publication, sending or giving of an exchange offer for the purposes of this Section 3."

     4. Section 11(a) of the Agreement is hereby amended by adding a new subsection (v) as follows:

          "(v) The execution and delivery of and the consummation of the transactions contemplated by the Merger Agreement and the Shareholders Agreement have been approved as of June 7, 1996 by all members of the Board of Directors of the Company for all purposes under this Section 11(a)."

     5. Section 23 of the Agreement is hereby amended by adding a new subsection (c) and relabeling the current subsection (c) as subsection (d):

               "(c) Without any further action by the Board of Directors of the Company, immediately prior to the Effective Time (as defined in the Merger Agreement), all then outstanding Rights shall be automatically redeemed at the then Redemption Price."

     6. Terms used herein without definition shall have the meanings assigned to them in the Agreement. Other than as amended hereby, all other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the day and year first above written.

Attest:                                DAVIS WATER & WASTE INDUSTRIES, INC.


By: /s/ Stan White                     By:  /s/ R. Doyle White
   ----------------------------           -------------------------------

Title:  Secretary-Treasurer            Title:  Chairman, President and CEO
      -------------------------              ------------------------------

Attest:                                WACHOVIA NATIONAL BANK OF NORTH
                                       CAROLINA, N.A.


By: /s/ Darrell V. Milton              By:  /s/ F. Richard Harmon, Jr.
   ----------------------------           -------------------------------

Title: Assistant Vice President        Title: Senior Vice President
      -------------------------              ----------------------------

                                   EXHIBIT D

                                 [DOYLE WHITE]
                              EMPLOYMENT AGREEMENT

  AGREEMENT by and among UNITED STATES FILTER CORPORATION ("USF"), DAVIS WATER & WASTE INDUSTRIES, INC. ("DWW") and R. DOYLE WHITE (the "Executive"), dated as of the _____ day of _______, 1996.

  WHEREAS, the Executive is currently the chairman of the Board of Directors, president and chief executive officer of DWW; and

  WHEREAS, USF and a wholly owned subsidiary of USF have entered into an Agreement and Plan of Merger dated as of June 10, 1996 (the "Merger Agreement") with DWW pursuant to which such subsidiary of USF will merge with and into DWW (the "Merger") and DWW will thereafter operate as a wholly owned subsidiary of USF; and

  WHEREAS, it the parties' desire that the Executive continue in the employ of DWW following the Merger in accordance with the terms of this Agreement;

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

  1.   Effective Date.  The effective date of this Agreement (the "Effective
       --------------
Date") shall be the effective date of the Merger.

  2.   Employment Period.  DWW hereby agrees to continue the Executive in its
       -----------------
employ, and the Executive hereby agrees to remain in the employ of DWW subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

  3.   Terms of Employment.
       -------------------

       (a)  Position and Duties.
            -------------------

          (i) During the Employment Period, (A) the Executive shall serve as a Class II member of the Board of Directors of USF, executive vice president of USF and chief executive officer of DWW, reporting to Richard J. Heckmann, the chairman of the Board of Directors of USF, and having the authority, duties and responsibilities set forth on Exhibit A hereto, and (B) the Executive's services shall be performed at the location where the Executive was employed by DWW immediately preceding the Effective Date or any comparable office or location less than 25 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of DWW and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal business interests and investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of DWW in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to DWW.

       (b)  Compensation.
            ------------

          (i)  Annual Compensation.  The Executive shall receive annual
               -------------------
compensation ("Annual Compensation") of not less than $485,000 during the Employment Period. During the initial period of the Employment Period (i.e., from the Effective Date through the end of the fiscal year ending March 31,
1997), the Executive shall receive Annual Compensation at a rate of not less than $57,758 per month (which, when added to the compensation received by the Executive from DWW prior to the Merger with respect to fiscal year 1997 equals $485,000). The Annual Compensation shall be reviewed at the end of fiscal year 1997 with consideration for increase, but in no event will the Executive's Annual Compensation during the remaining Employment Period be less than the rate of $40,417 per month ($485,000 per year). Any increase in Annual Compensation shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Compensation shall not be reduced after any such increase and the term Annual Compensation as utilized in this Agreement shall refer to Annual Compensation as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with USF.

          (ii)  Retention Bonus.  In order to encourage the Executive to remain
                ---------------
in the employ of DWW during the critical transition period following the Merger, the Executive shall be awarded a cash bonus (the "Retention Bonus") of $242,000 on January 1, 1997.

          (iii)  Incentive, Savings and Retirement Plans.  During the Employment
                 ---------------------------------------
Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other similarly situated executive vice presidents who are directors of USF and its affiliated companies, and on the same basis as such similarly situated executive vice presidents who are directors, with full credit given for the Executive's total accumulated years of service at DWW, provided, however, that DWW will pay on the Effective Date the lump sum value of the Executive's Supplemental Retirement Plan with DWW (the "SERP") in accordance with the terms thereof (for example, such lump sum would be $1,126,266 assuming Social Security benefits of $14,976 per year, defined benefit plan benefits of $21,372 per year, and a 5% PBGC interest rate, it being understood that the foregoing values may vary depending on the date of the Effective Date, but will be determined solely by William Mercer, Inc., the actuarial firm historically used by DWW for purposes of the defined benefit plan).

          (iv)  Welfare Benefit Plans.  During the Employment Period, the
                ---------------------
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by USF and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other similarly situated executive vice presidents who are directors of USF and its affiliated companies, with full credit given for the Executive's total accumulated years of service at DWW.

          (v)  Expenses.  During the Employment Period, the Executive shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of USF and its affiliated companies to the extent applicable generally to other similarly situated executive vice presidents who are directors of USF and its affiliated companies, with full credit given for the Executive's total accumulated years of service at DWW (except that the current automobile policies, practices and procedures of DWW shall apply to the Executive during the Employment Period). Specifically, reasonable expenses shall include air travel with business or first class accommodations.

          (vi)  Fringe Benefits.  During the Employment Period, the Executive
                ---------------
shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of USF and its affiliated companies in effect for other similarly situated executive vice presidents who are directors of USF and its affiliated companies, with full credit given for the Executive's total accumulated years of service at DWW.

          (vii)  Retention Agreements.  USF shall enter into its standard two-
                 --------------------
year Executive Retention Agreement (in the form attached hereto as Exhibit B) with the Executive which will provide protections to the Executive in the event of a termination of employment in connection with a change in control of USF.

          (viii)  Exchange of USF Common Stock for Outstanding DWW Stock
                  ------------------------------------------------------
Options. Pursuant to the terms of the Merger Agreement, the Executive's outstanding options to acquire DWW common stock will be exchanged for shares of USF common stock in the merger.

  4.   Termination of Employment.
       -------------------------

       (a) Death or Disability.  The Executive's employment shall terminate
           -------------------
automatically upon the Executive's death during the Employment Period. If DWW determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with DWW shall terminate effective on the 30th day after receipt of such written notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with DWW on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by DWW or its insurers and acceptable to the Executive or the Executive's legal representative, which acceptance shall not be unreasonably withheld.

       (b) Cause.  DWW may terminate the Executive's employment during the
           -----
Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the willful and continued failure of the Executive to perform substantially the Executive's duties with DWW or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the Executive in illegal conduct (other than traffic violations or other similar minor misdemeanors), after a written demand for substantial performance or cessation of illegal conduct is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties or has willfully engaged in illegal conduct and prescribes a reasonable time for corrective action, and the Executive shall not have taken corrective action during such time, or

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of DWW. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of USF or based upon the advice of counsel for USF or DWW shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of DWW. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the

Board, the Executive is guilty of the conduct described in subparagraph (i) or
(ii) above, and specifying the particulars thereof in detail.

       (c) Good Reason.  The Executive's employment may be terminated by the
           -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent in any meaningful respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by DWW which results in a meaningful diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Executive;

          (ii)  any failure by DWW to comply with any of the provisions of
Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Executive;

          (iii) DWW's requiring the Executive to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or DWW's requiring the Executive to travel on company business to a substantially greater extent than required immediately prior to the date of this Agreement (provided, however, that reasonable travel in connection with his service a member of the Board of Directors of USF will not constitute substantially greater travel requirements for purposes of this provision);

          (iv) any purported termination by DWW of the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (v) any failure by DWW to comply with and satisfy Section 10(c) of this Agreement.

  For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

       (d) Notice of Termination.  Any termination by DWW for Cause, or by the
           ---------------------
Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or DWW to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or DWW, respectively, hereunder or preclude the Executive or DWW, respectively, from asserting such fact or circumstance in enforcing the Executive's or DWW's rights hereunder.

       (e) Date of Termination.  "Date of Termination" means (i) if the
           -------------------
Executive's employment is terminated by DWW for Cause, or by the Executive for Good Reason, the date which is 30 days after receipt of the Notice of Termination, (ii) if the Executive's employment is terminated by DWW other than for Cause or Disability, the Date of Termination shall be 30 days after the date on which DWW notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

  5.   Obligations of DWW upon Termination.
       -----------------------------------

  (a) Good Reason; Other Than for Cause, Death or Disability.  If, during the
      ------------------------------------------------------
Employment Period, DWW shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good
Reason:

          (i) DWW shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Compensation through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to the product of (1) the number of days remaining in the Employment Period from and after the Date of Termination (the "Remaining Employment Period"), and (2) the Executive's Annual Compensation divided by 365;

               C. if such termination of employment occurs prior to the payment in full of the Retention Bonus, the unpaid amount of the Retention Bonus;

          (ii) for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, DWW shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iv) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed throughout the Remaining Employment Period and to have retired on the last day of such period;

          (iii) to the extent not theretofore paid or provided, DWW shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of DWW and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

          (iv) notwithstanding any provision of this Agreement to the contrary, the Executive shall forfeit his right to receive, or, to the extent such amounts have previously been paid to the Executive, shall repay in full to DWW with interest at 8% per annum within thirty (30) days of a final determination of the Executive's liability therefor as set forth below, the amounts described in Sections 5(a)(i)(B) and (C) of this Agreement if at any time during the Employment Period or the Remaining Employment Period (the "Restricted Period") he competes with DWW in violation of the restrictions below. The Executive shall not, within the following counties in the State of Georgia: Harris, Talbot, Taylor, Crawford, Bibb, Twiggs, Wilkinson, Johnson, Emanuel, Jenkins, Screven and all Georgia counties south of such listed counties, individually or in partnership or in conjunction with or as a manager or agent of any other person, firm, corporation or other entity, undertake, carry on or be engaged or have any financial interest in, or in any other material manner assist any person, firm, corporation or other entity engaged in any business which manufactures and markets products relating to the distribution of water and the treatment of water and wastewater, or designs, engineers, manufactures, sells and installs water and wastewater treatment equipment (collectively, the "Business"); provided, however, that (i) the Executive's work exclusively for a subdivision of a company which subdivision does not engage in the Business and is unrelated to any subdivision that does engage in the Business shall not be a violation of this provision and (ii) the beneficial ownership by the Executive of up to 5% of the outstanding amount of any securities listed on a national securities exchange or quoted on an inter-dealer quotation system shall not be a violation of this provision. The Executive agrees that these restrictions are reasonable and acknowledges that the geographical restriction set forth above is coextensive with or smaller than the geographical area in which DWW conducts business, and that the scope of activities restricted is coextensive with or smaller than the scope of activities performed by DWW under the direction of the Executive. Any determination of whether the Executive has violated the restrictions set forth above shall be made by arbitration in Thomasville, Georgia under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

       (b) Death.  If the Executive's employment is terminated by reason of the
           -----
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to other similarly situated executive vice presidents who are directors of USF and its affiliated companies and their beneficiaries, and on the same basis as such similarly situated executive vice presidents who are directors and their beneficiaries, with full credit given for the Executive's total accumulated years of service at DWW.

       (c) Disability.  If the Executive's employment is terminated by reason of
           ----------
the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as applicable generally to other similarly situated executive vice presidents who are directors of USF and its affiliated companies and their families, and on the same basis as such similarly situated executive vice presidents who are directors and their families, with full credit given for the Executive's total accumulated years of service at DWW.

       (d) Cause; Other than for Good Reason.  If the Executive's employment
           ---------------------------------
shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Compensation through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

  6.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
       -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by DWW or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with DWW or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with DWW or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

  7.   Full Settlement.  DWW's obligation to make the payments provided for in
       ---------------
this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which DWW may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. DWW agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by DWW, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

  8.   Certain Additional Payments by DWW.
       ----------------------------------

       (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by DWW to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

       (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by DWW's regular certified public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to DWW and the Executive within 15 business days of the receipt of notice from either the Executive or DWW that there has been a Payment. All fees and expenses of the Accounting Firm shall be borne solely by DWW. Any Gross-Up Payment, as determined pursuant to this
Section 8, shall be paid by DWW to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon DWW and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by DWW should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that DWW exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by DWW to or for the benefit of the Executive.

       (c) The Executive shall notify DWW in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by DWW of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than thirty days after the Executive is informed in writing of such claim and shall apprise DWW of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to DWW (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If DWW notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) give DWW any information reasonably requested by DWW relating to such claim,

            (ii) take such action in connection with contesting such claim as DWW shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by DWW,

            (iii) cooperate with DWW in good faith in order effectively to contest such claim, and

            (iv) permit DWW to participate in any proceedings relating to such claim;

provided, however, that DWW shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section

8(c), DWW shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as DWW shall determine; provided, however, that if DWW directs the Executive to pay such claim and sue for a refund, DWW shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, DWW's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled, at his own expense, to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. Any Gross-Up Payment required to be paid under this Section 8(c) will be off-set, as appropriate, by any amount thereof previously paid to or for the benefit of the Executive under
Section 8(b).

       (d) If a Gross-Up Payment is made by DWW to or for the benefit of the Executive with respect to a Payment that is contingent upon the occurrence of a future event or condition, and after such event or condition becomes unconditional there is, in the opinion of the Accounting Firm, a reasonable ground to apply for a refund of some or all of the Excise Tax previously paid with respect to such Payment, the Executive shall apply to the Internal Revenue Service for such refund and use reasonable best efforts, at the expense of DWW, to pursue the same. If, after the receipt by the Executive of an amount advanced by DWW pursuant to Section 8(b) or 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to DWW's complying with the requirements of Section 8(c), if applicable) promptly pay to DWW the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by DWW pursuant to Section 8(b) or 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and DWW does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

  9.   Confidential Information.  The Executive shall hold in a fiduciary
       ------------------------
capacity for the benefit of DWW all secret or confidential information, knowledge or data relating to DWW or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by DWW or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with DWW, the Executive shall not, without the prior written consent of DWW or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than DWW and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

  10.  Successors.
       ----------

       (a) This Agreement is personal to the Executive and without the prior written consent of DWW shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon DWW and its successors and assigns.

       (c) DWW will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DWW to assume expressly and agree to perform this Agreement in the same manner and to the same extent that DWW would be required to perform it if no such succession had taken place. As used in this Agreement, "DWW" shall mean DWW as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

  11.  Miscellaneous.
       -------------

       (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:

       R. Doyle White
       ____________________
       ____________________

       If to DWW:

       Davis Water & Waste Industries, Inc.
       P.O. Box 1419
       1820 Metcalf Avenue
       Thomasville, Georgia 31799-1419
       Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) DWW may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) The Executive's or DWW's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or DWW may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.


                         (signatures on following page)

  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, each of DWW and USF has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                       -----------------------------
                       R. Doyle White


                       Davis Water & Waste Industries, Inc.


                       By:
                           --------------------------

                       UNITED STATES FILTER CORPORATION


                       By:
                           --------------------------

              [EXHIBIT B TO EMPLOYMENT AGREEMENT WITH DOYLE WHITE]

                                    FORM OF
                         EXECUTIVE RETENTION AGREEMENT

   This Executive Retention Agreement is made and entered into this ___ day of __________, 1996, between United States Filter Corporation, a Delaware corporation (the "Company"), and R. Doyle White (the "Executive"), with reference to the following facts:

   A. The Executive is a party to an Employment Agreement (the "Employment Agreement"), dated as of ____________, 1996, with the Company and Davis Water & Waste Industries, Inc. ("DWW"), a wholly owned subsidiary of the Company;

   B.   This Agreement is entered into pursuant to the Employment Agreement.

   NOW, THEREFORE, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, the parties agree as follows:

   1.   Term and Effective Date.
        -----------------------

        The term and the provisions of this Agreement shall commence on the date on which a Change of Control (as defined herein) occurs and continue throughout the term of the Executive's employment with DWW or the Company.

        In the event this Agreement terminates or otherwise becomes inoperative, all rights and benefits which have become vested prior to such termination shall remain in full force and effect and such termination shall not relieve either party from the performance of any continuing obligation requiring performance after the date of such termination.

   2.   Terminating Events During Change of Control Period.
        --------------------------------------------------

        The following comprise events ("Change of Control Terminating Events") which, if occurring within one year following a Change of Control, shall result in the payment and the other actions by the Company as provided under Section 3(a) of this Agreement:

        (a) Termination of the Executive's employment without "Cause";

        (b) The assignment of the Executive of duties inconsistent with the duties assigned to him in the Employment Agreement, or as such duties may have been extended, curtailed or modified pursuant to the Employment Agreement through the date immediately prior to the Change of Control, including a significant diminution in responsibilities;

        (c) The movement of the Executive's office with the Company to a location more than 100 miles from the location of the Executive's office with the Company immediately prior to the Change of Control;

        (d) A reduction in the Executive's base salary, including any incentive payment incorporated into such base salary; and

        (e) A reduction in the benefits and benefit programs provided or available to the Executive, including eligibility to participate in incentive programs, unless the benefits and programs are replaced with substantially comparable benefits or programs.

        For purposes of this Agreement only, "Cause" shall mean a termination of employment on the grounds of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional and continuing failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses).
In addition, if the Executive's employment is terminated for Cause within one year following a Change of Control, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board of Directors of the Company (the "Board") at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the Executive's termination is for Cause and specifying the particulars thereof in detail. Such finding shall be subject to a complete and de novo review as to reasonableness and good faith in accordance with Section 11 hereof.

             "Change of Control" shall mean the occurrence of any of the following:

         (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, of "beneficial ownership" directly or indirectly, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all "Voting Shares" of the Company;
'

         (ii) during any year or any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

         (iii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (x) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any parties to the consolidation or merger or (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary, or any sales or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries in any one transaction or a series of transactions); or

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

        Notwithstanding the foregoing, unless otherwise determined by the Board of Directors, no Change in Control of the Company shall be deemed to have occurred if (x) the Executive is a member of a group which first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modification thereof) is ultimately successful, or (y) the Executive acquires a two percent or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in (x) of this paragraph.

        "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

        "Voting Shares" means all outstanding shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company.

   3.   Compensation Payable By the Company Upon a Change of Control Terminating
        ------------------------------------------------------------------------
Event.
- -----

   (a) Upon a Change of Control Terminating Event occurring within one year following a Change in Control, the Executive shall have the right to cause the Company to:

         (i) pay to the Executive an amount equal to the sum of (x) the Executive's Annual Compensation (as defined in the Employment Agreement) and (y) an amount equal to the greater of (A) the incentive bonus paid to the Executive by the Company as a lump sum for the prior fiscal year or (B) the target or incentive bonus applicable to the Executive for the year in which the Change of Control Terminating Event occurs; provided, however, that amount described above in this clause (i) shall be reduced dollar-for-dollar for any amounts received by the Executive under
               Section 5 of the Employment Agreement as a result of his termination of employment; and

         (ii) continue to maintain and pay for one year on behalf of the Executive on the same basis as in effect immediately prior to the Change of Control Terminating Event, all welfare benefits and retirement plans in which the Executive was participating, including medical, disability, life and other insurance benefits and the 401(k) plan of the Company, or if the Executive's continuing participation in any of such benefits or plans is precluded by law, to provide a substantially economic equivalent to those benefits or plans through a lump sum cash payment payable within 10 days following notice to the Executive of such a preclusion by law; provided, however, that benefits described above in this clause (ii) shall be not be in addition to any similar benefits to which the Executive is entitled under Section 5 of the Employment Agreement as a result of his termination of employment. Such period of one year shall begin upon the "Notice of Terminating Event Date" (as defined in Section 5);

   (b) Notwithstanding (a) above or any other provision of this Agreement to the contrary, if tax counsel selected by the Company and acceptable to the Executive determines that any portion of any payment under this Agreement would constitute an "excess parachute payment", then the payments to be made to the Executive under this Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that the Executive is entitled to receive under this Agreement and any other agreement or plan or program of the Company shall be one dollar less than the maximum amount of payments which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

   The amounts payable and benefits provided under (a) above (as they may be limited under (b) above) shall be the Executive's sole remedy under this Agreement with respect to all Change of Control Terminating Events (together "Terminating Events") so that multiple Terminating Events shall not give rise to multiple payments by the Company.

   4.   Payment of Compensation or Benefits.
        -----------------------------------

        The Board shall have the discretion to determine the time and form of the payments due under Section 3(a) of this Agreement subject to the following limitations:

        (i) If such payment is made in a lump sum, other than a lump sum payment under Section 3(a)(ii), the payment must be made within 30 days after the end of the calendar year in which the Notice of Terminating Event occurs, though in no event more than six months after such Notice and if such Notice occurs on or before September 30 and payment is not being made within 90 days, the Executive shall have the immediate right to borrow from the Company 90% of the amount of such payment at the lowest annual interest rate promulgated under the Internal Revenue Code of 1986, as amended, that precludes imputed income to the Executive, with such borrowed amount to be secured by such payment; or

        (ii) If such payment is made in installments, payment must be in equal monthly installments and must commence within 30 days of the Notice of Terminating Event Date and the final installment must be made within six months of the first installment.

   5.   Notice of a Terminating Event.
        -----------------------------

        The Executive shall be obligated to give notice to the Company with respect to a Change of Control Terminating Event within 14 months following the Change of Control. Failure to comply with such notice provisions shall constitute the Executive's waiver of all rights hereunder to payments and benefits that might have arisen by reason of that particular Terminating Event, and only that particular Terminating Event, as to which such timely notice was not given. The date as of which notice of a Terminating Event is given by the Executive is defined herein as the "Notice of Terminating Event Date".

   6.   Nonassignment by Executive.
        --------------------------

        (a) Neither the Executive, the Executive's spouse or the Executive's estate shall have any right to assign, alienate, pledge, hypothecate, encumber or dispose of the right to receive payments or benefits under this Agreement, nor shall such payments or benefits be subject to pledge, attachment or claims of creditors of the Executive. Such payments and rights are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Company shall not be bound thereby and shall be relieved of its liability under this Agreement by making payments or providing benefits in accordance with this Agreement to the Executive, in accordance with paragraph (b) next following.

        (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit or and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any payment or benefits have not been satisfied in full had the Executive continued to live, all such remaining payments and benefits shall be paid in accordance with the terms of this Agreement to the Executive's estate, unless the Executive has provided written notice to the Company specifying a different beneficiary or beneficiaries (which notice(s) may be changed from time to time at the option of the Executive, subject to the consent of the Executive's spouse, if the Executive's spouse then has an enforceable interest in such payments or benefits).

   7.   Successors To The Company; Binding Agreement.
        --------------------------------------------

        The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to (a) expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and (b) agree to notify the Executive of the assumption of this Agreement within 10 days of such assumption. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation and benefits from the Company in the same amount and on the same terms to which the Executive would be entitled hereunder if the Executive's employment had been terminated without Cause immediately following a Change in Control.

   8.   Liability Insurance; By-Law Indemnification.
        -------------------------------------------

        After a Change in Control, the Company shall continue undiminished for as long as the Executive would be affected thereby the availability and amount of liability insurance coverage, indemnification and rights of the Executive to indemnification as an officer, employee or agent under the insurance policies, By-Laws and practices of the Company as they existed at the time of the Change in Control, or shall provide or cause to be provided to the Executive, if and when needed, and at no cost to the Executive, protection equivalent thereto.

   9.   Miscellaneous.
        -------------

        No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the President, the Chief Financial Officer or the General Counsel of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions as the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 8 and 11 shall survive the expiration of this Agreement.

   10.  Validity.
        --------

        The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Upon a determination that any provision of this Agreement is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and absent the prompt agreement of the parties to the required modifications, such modifications shall be determined under Section 11.

   11.  Arbitration.
        -----------

        Any dispute or controversy arising under or in connection with this agreement or in connection with any other aspect of the Executive's employment with the Company, including all claims by the Executive in connection therewith, shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in Delaware, in accordance with the rules of the American Arbitration Association then in effect. Each party shall bear their own expenses and costs in such arbitration and one half of the costs charged by the arbitrators, except if the Executive shall prevail in any significant respect in such dispute or controversy, the Company shall pay the Executive's reasonable legal fees, expenses and costs incurred in enforcing or defending its rights hereunder and all of the costs charged by the arbitrators.

   12.  Notices.
        -------

        All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties at, in the case of the Company: United States Filter Corporation, 73-710 Fred Waring Drive, Palm Desert, CA 92260 and, in the case of the Executive, at the most recent address shown in the Company's personnel files, or at such other address as shall be given in writing by either party to the other. The date of such personal delivery or the date three days after such mailing shall be deemed to be the effective date of such notice, demand or communications.

   13.  Headings.
        --------

        Headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement;

   14.  Rules and Regulations.
        ---------------------

        To the extent required by any state or federal rules and regulations applicable to the Company, the terms and provisions of such rules and regulations are hereby incorporated by reference, together with any amendments thereto hereinafter enacted, and notwithstanding anything contained in this

Agreement to the contrary, the rights and obligations of any party hereunder shall be subject to all of the terms and limitations contained in such rules and regulations, including all amendments thereto.

   15.  Counterparts.
        ------------

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first above written.



                         By:
                            ------------------------------------
                                      (type name of executive)


                         UNITED STATES FILTER CORPORATION
                         (the "Company")


                         By:
                            ------------------------------------
                              Richard J. Heckmann, President

                                   EXHIBIT E

               [FORM FOR S. WHITE, L. MAY, R. PLESS AND R. TATUM]
                              EMPLOYMENT AGREEMENT

  AGREEMENT by and among UNITED STATES FILTER CORPORATION ("USF"), DAVIS WATER & WASTE INDUSTRIES, INC. ("DWW") and ____________ (the "Executive"), dated as of the _______ day of _____________, 1996.

  WHEREAS, the Executive is currently the __________________ of DWW; and

  WHEREAS, USF and a wholly owned subsidiary of USF have entered into an Agreement and Plan of Merger dated as of June ___, 1996 (the "Merger Agreement") with DWW pursuant to which such subsidiary of USF will merge with and into DWW (the "Merger") and DWW will thereafter operate as a wholly owned subsidiary of USF; and

  WHEREAS, it the parties' desire that the Executive continue in the employ of DWW following the Merger in accordance with the terms of this Agreement;

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

  1.   Effective Date.  The effective date of this Agreement (the "Effective
       --------------
Date") shall be the effective date of the Merger.

  2.   Employment Period.  DWW hereby agrees to continue the Executive in its
       -----------------
employ, and the Executive hereby agrees to remain in the employ of DWW subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

  3.   Terms of Employment.
       -------------------

       (a)  Position and Duties.
            -------------------

          (i) During the Employment Period, (A) the Executive's title, reporting relationships, authority, duties and responsibilities shall be as set forth on Exhibit A hereto, and (B) the Executive's services shall be performed at the location where the Executive was employed by DWW immediately preceding the Effective Date or any office or location less than 25 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of DWW and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of DWW in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to DWW.

       (b)  Compensation.
            ------------

          (i)  Base Salary.  During the Employment Period, the Executive shall
               -----------
receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to 26 times the highest bi-weekly base salary paid or payable to the Executive by DWW and its affiliated companies in respect of the three-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with USF.

          (ii)  Bonus.  In addition to Annual Base Salary, for each fiscal year
                -----
during the Employment Period (i.e., years ending March 31) the Executive shall have the opportunity to earn an incentive bonus (the "Incentive Bonus") in cash of up up to 25% of his Annual Base Salary for such year, based on performance criteria comparable to those in effect for the Executive's incentive compensation prior to the Merger, as shown on Exhibit B hereto.

          (iii)  Incentive, Savings and Retirement Plans.  During the Employment
                 ---------------------------------------
Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other similarly situated executives of USF and its affiliated companies, and on the same basis as such similarly situated executives, with full credit given for the Executive's total accumulated years of service at DWW, provided, however, that DWW will maintain the Executive's Supplemental Retirement Plan (the "SERP") with DWW as in effect immediately prior to the Effective Date, and will not terminate or amend the SERP during the Employment Period. On the day after the Effective Date, the Executive shall be granted 10,000 options under USF's 1991 Employee

Stock Option Plan at the fair market value of USF stock on that date, which options shall vest 25% per year in accordance with the normal vesting schedule for options granted under such plan. On the anniversary of the option grant referred to in the preceding sentence, the Executive shall be granted an additional 10,000 options under USF's 1991 Employee Stock Option Plan (or any successor plan) at the fair market value of USF stock on such date, which options shall vest 25% per year in accordance with the normal vesting schedule for options granted under such plan.

          (iv)  Welfare Benefit Plans.  During the Employment Period, the
                ---------------------
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by USF and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other similarly situated executives of USF and its affiliated companies, with full credit given for the Executive's total accumulated years of service at DWW.

          (v)  Expenses.  During the Employment Period, the Executive shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of USF and its affiliated companies to the extent applicable generally to other similarly situated executives of USF and its affiliated companies, with full credit given for the Executive's total accumulated years of service at DWW (except that the current automobile policies, practices and procedures of DWW shall apply to the Executive during the Employment Period).

          (vi)  Fringe Benefits.  During the Employment Period, the Executive
                ---------------
shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of USF and its affiliated companies in effect for other similarly situated executives of USF and its affiliated companies, with full credit given for the Executive's total accumulated years of service at DWW.

          (vii)  Retention Agreements.  USF shall enter into its standard one-
                 --------------------
year Executive Retention Agreement (in the form attached hereto as Exhibit C) with the Executive which will provide protections to the Executive in the event of a termination of employment in connection with a change in control of USF.

          (viii)  Exchange of USF Common Stock for Outstanding DWW Stock
                  ------------------------------------------------------
Options. Pursuant to the terms of the Merger Agreement, the Executive's outstanding options to acquire DWW common stock will be exchanged for shares of USF common stock in the merger.

  4.   Termination of Employment.
       -------------------------

       (a) Death or Disability.  The Executive's employment shall terminate
           -------------------
automatically upon the Executive's death during the Employment Period. If DWW determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with DWW shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with DWW on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by DWW or its insurers and acceptable to the Executive or the Executive's legal representative, which acceptance shall not be unreasonably withheld.

       (b) Cause.  DWW may terminate the Executive's employment during the
           -----
Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with DWW or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties and prescribes a reasonable time for corrective action, and the Executive shall not have taken corrective action during such time, or

          (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to DWW.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of DWW. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of USF or DWW or based upon the advice of counsel for USF or DWW shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of DWW. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph
(i) or (ii) above, and specifying the particulars thereof in detail.

       (c) Good Reason.  The Executive's employment may be terminated by the
           -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent in any meaningful respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by DWW which results in a meaningful diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Executive;

          (ii)  any failure by DWW to comply with any of the provisions of
Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Executive;

          (iii) DWW's requiring the Executive to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or DWW's requiring the Executive to travel on company business to a substantially greater extent than required immediately prior to the Effective Date;

          (iv) any purported termination by DWW of the Executive's employment otherwise than as expressly permitted by this Agreement; or

          (v) any failure by DWW to comply with and satisfy Section 10(c) of this Agreement.

  For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

       (d) Notice of Termination.  Any termination by DWW for Cause, or by the
           ---------------------
Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or DWW to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or DWW, respectively, hereunder or preclude the Executive or DWW, respectively, from asserting such fact or circumstance in enforcing the Executive's or DWW's rights hereunder.

       (e) Date of Termination.  "Date of Termination" means (i) if the
           -------------------
Executive's employment is terminated by DWW for Cause, or by the Executive for Good Reason, the date which is 30 days after receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by DWW other than for Cause or Disability, the Date of Termination shall be 30 days after the date on which DWW notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

  5.   Obligations of DWW upon Termination.
       -----------------------------------

  (a) Good Reason; Other Than for Cause, Death or Disability.  If, during the
      ------------------------------------------------------
Employment Period, DWW shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good
Reason:

          (i) DWW shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of
(x) the Executive's target Incentive Bonus for the year in which the termination of employment occurs and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to the product of (1) the number of days remaining in the Employment Period from and after the Date of Termination (the "Remaining Employment Period"), and (2) the Executive's Annual Base Salary divided by 365;

          (ii) for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, DWW shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iv) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed throughout the Remaining Employment Period and to have retired on the last day of such period;

          (iii) to the extent not theretofore paid or provided, DWW shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of DWW and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

          (iv) notwithstanding any provision of this Agreement to the contrary, the Executive shall forfeit his right to receive, or, to the extent such amounts have previously been paid to the Executive, shall repay in full to DWW with interest at 8% per annum within thirty (30) days of a final determination of the Executive's liability therefor as set forth below, the amounts described in Sections 5(a)(i)(B) of this Agreement if at any time during the Employment Period or the Remaining Employment Period (the "Restricted Period") he competes with DWW in violation of the restrictions below. The Executive shall not, within the following counties in the State of Georgia: Harris, Talbot, Taylor, Crawford, Bibb, Twiggs, Wilkinson, Johnson, Emanuel, Jenkins, Screven and all Georgia counties south of such listed counties, individually or in partnership or in conjunction with or as a manager or agent of any other person, firm, corporation or other entity, undertake, carry on or be engaged or have any financial interest in, or in any other material manner assist any person, firm, corporation or other entity engaged in any business which manufactures and markets products relating to the distribution of water and the treatment of water and wastewater, or designs, engineers, manufactures, sells and installs water and wastewater treatment equipment (collectively, the "Business"); provided, however, that (i) the Executive's work exclusively for a subdivision of a company which subdivision does not engage in the Business and is unrelated to any subdivision that does engage in the Business shall not be a violation of this provision and (ii) the beneficial ownership by the Executive of up to 5% of the outstanding amount of any securities listed on a national securities exchange or quoted on an inter-dealer quotation system shall not be a violation of this provision. The Executive agrees that these restrictions are reasonable and acknowledges that the geographical restriction set forth above is coextensive with or smaller than the geographical area in which DWW conducts business, and that the scope of activities restricted is coextensive with or smaller than the scope of activities performed by DWW under the direction of the Executive. Any determination of whether the Executive has violated the restrictions set forth above shall be made by arbitration in Thomasville, Georgia under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

       (b) Death.  If the Executive's employment is terminated by reason of the
           -----
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to other similarly situated executives of USF and its affiliated companies and their beneficiaries, and on the same basis as such similarly situated executives and their beneficiaries, with full credit given for the Executive's total accumulated years of service at DWW.

       (c) Disability.  If the Executive's employment is terminated by reason of
           ----------
the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as applicable generally to other similarly situated executives of USF and its affiliated companies and their families, and on the same basis as such similarly situated executives and their families, with full credit given for the Executive's total accumulated years of service at DWW.

       (d) Cause; Other than for Good Reason.  If the Executive's employment
           ---------------------------------
shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

  6.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
       -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by DWW or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with DWW or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with DWW or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

  7.   Full Settlement.  DWW's obligation to make the payments provided for in
       ---------------
this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which DWW may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. DWW agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by DWW, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

  8.   Mandatory Reduction of Payments in Certain Events.
       -------------------------------------------------

       (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, prior to the making of any Payment to the Executive, a calculation shall be made comparing (i) the net benefit to the Executive of the Payment after payment of the Excise Tax, to (ii) the net benefit to the Executive if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax.

       (b) The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to
Section 8(a)(i) and (ii) above shall be made by the Company's regular certified public accounting firm or, at the election of the Executive, Ernst & Young LLP (the "Accounting Firm") which shall provide detailed supporting calculations within 15 business days after the date of the Change of Control, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments which the Executive was entitled to, but did not receive pursuant to Section 8(a), could have been made without the imposition of the Excise Tax ("Underpayment"). In such event, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

  9.   Confidential Information.  The Executive shall hold in a fiduciary
       ------------------------
capacity for the benefit of DWW all secret or confidential information, knowledge or data relating to DWW or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by DWW or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with DWW, the Executive shall not, without the prior written consent of DWW or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than DWW and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

  10.  Successors.
       ----------

       (a) This Agreement is personal to the Executive and without the prior written consent of DWW shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon DWW and its successors and assigns.

       (c) DWW will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DWW to assume expressly and agree to perform this Agreement in the same manner and to the same extent that DWW would be required to perform it if no such succession had taken place. As used in this Agreement, "DWW" shall mean DWW as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

  11.  Miscellaneous.
       -------------

       (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:

       ____________________
       ____________________
       ____________________

       If to DWW:

       Davis Water & Waste Industries, Inc.
       P.O. Box 1419
       1820 Metcalf Avenue
       Thomasville, Georgia 31799-1419
       Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) DWW may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) The Executive's or DWW's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or DWW may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.


                         (signatures on following page)

  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, each of DWW and USF has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                       -----------------------------



                       Davis Water & Waste Industries, Inc.


                       By:
                           --------------------------

                       UNITED STATES FILTER CORPORATION


                       By:
                           --------------------------

                      [EXHIBIT C TO EMPLOYMENT AGREEMENT]

                                    FORM OF
                         EXECUTIVE RETENTION AGREEMENT

   This Executive Retention Agreement is made and entered into this ___ day of __________, 1996, between United States Filter Corporation, a Delaware corporation (the "Company"), and ___________________________________ (the
"Executive"), with reference to the following facts:

   A. The Executive is a party to an Employment Agreement (the "Employment Agreement"), dated as of ____________, 1996, with the Company and Davis Water & Waste Industries, Inc. ("DWW"), a wholly owned subsidiary of the Company;

   B.   This Agreement is entered into pursuant to the Employment Agreement.

   NOW, THEREFORE, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, the parties agree as follows:

   1.   Term and Effective Date.
        -----------------------

        The term and the provisions of this Agreement shall commence on the date on which a Change of Control (as defined herein) occurs and continue throughout the term of the Executive's employment with DWW or the Company.

        In the event this Agreement terminates or otherwise becomes inoperative, all rights and benefits which have become vested prior to such termination shall remain in full force and effect and such termination shall not relieve either party from the performance of any continuing obligation requiring performance after the date of such termination.

   2.   Terminating Events During Change of Control Period.
        --------------------------------------------------

        The following comprise events ("Change of Control Terminating Events") which, if occurring within one year following a Change of Control, shall result in the payment and the other actions by the Company as provided under Section 3(a) of this Agreement:

        (a) Termination of the Executive's employment without "Cause";

        (b) The assignment of the Executive of duties inconsistent with the duties assigned to him in the Employment Agreement, or as such duties may have been extended, curtailed or modified pursuant to the Employment Agreement through the date immediately prior to the Change of Control, including a significant diminution in responsibilities;

        (c) The movement of the Executive's office with the Company to a location more than 100 miles from the location of the Executive's office with the Company immediately prior to the Change of Control;

        (d) A reduction in the Executive's base salary, including any incentive payment incorporated into such base salary; and

        (e) A reduction in the benefits and benefit programs provided or available to the Executive, including eligibility to participate in incentive programs, unless the benefits and programs are replaced with substantially comparable benefits or programs.

        For purposes of this Agreement only, "Cause" shall mean a termination of employment on the grounds of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional and continuing failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses).
In addition, if the Executive's employment is terminated for Cause within one year following a Change of Control, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board of Directors of the Company (the "Board") at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the Executive's termination is for Cause and specifying the particulars thereof in detail. Such finding shall be subject to a complete and de novo review as to reasonableness and good faith in accordance with Section 11 hereof.

             "Change of Control" shall mean the occurrence of any of the following:

         (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, of "beneficial ownership" directly or indirectly, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all "Voting Shares" of the Company;
         '

         (ii) during any year or any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

         (iii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (x) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any parties to the consolidation or merger or (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary, or any sales or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries in any one transaction or a series of transactions); or

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

        Notwithstanding the foregoing, unless otherwise determined by the Board of Directors, no Change in Control of the Company shall be deemed to have occurred if (x) the Executive is a member of a group which first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modification thereof) is ultimately successful, or (y) the Executive acquires a two percent or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in (x) of this paragraph.

        "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

        "Voting Shares" means all outstanding shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company.

   3.   Compensation Payable By the Company Upon a Change of Control Terminating
        ------------------------------------------------------------------------
Event.
- -----

   (a) Upon a Change of Control Terminating Event occurring within one year following a Change in Control, the Executive shall have the right to cause the Company to:

         (i) pay to the Executive an amount equal to the sum of (x) the Executive's Annual Base Salary (as defined in the Employment Agreement) and (y) an amount equal to the greater of (A) the incentive bonus paid to the Executive by the Company as a lump sum for the prior fiscal year or (B) the target or incentive bonus applicable to the Executive for the year in which the Change of Control Terminating Event occurs; provided, however, that amount described above in this clause (i) shall be reduced dollar-for-dollar for any amounts received by the Executive under
               Section 5 of the Employment Agreement as a result of his termination of employment; and

         (ii) continue to maintain and pay for one year on behalf of the Executive on the same basis as in effect immediately prior to the Change of Control Terminating Event, all welfare benefits and retirement plans in which the Executive was participating, including medical, disability, life and other insurance benefits and the 401(k) plan of the Company, or if the Executive's continuing participation in any of such benefits or plans is precluded by law, to provide a substantially economic equivalent to those benefits or plans through a lump sum cash payment payable within 10 days following notice to the Executive of such a preclusion by law; provided, however, that benefits described above in this clause (ii) shall be not be in addition to any similar benefits to which the Executive is entitled under Section 5 of the Employment Agreement as a result of his termination of employ ment. Such period of one year shall begin upon the "Notice of Terminating Event Date" (as defined in Section 5);

   (b) Notwithstanding (a) above or any other provision of this Agreement to the contrary, if tax counsel selected by the Company and acceptable to the Executive determines that any portion of any payment under this Agreement would constitute an "excess parachute payment", then the payments to be made to the Executive under this Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that the Executive is entitled to receive under this Agreement and any other agreement or plan or program of the Company shall be one dollar less than the maximum amount of payments which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

   The amounts payable and benefits provided under (a) above (as they may be limited under (b) above) shall be the Executive's sole remedy under this Agreement with respect to all Change of Control Terminating Events (together "Terminating Events") so that multiple Terminating Events shall not give rise to multiple payments by the Company.

   4.   Payment of Compensation or Benefits.
        -----------------------------------

        The Board shall have the discretion to determine the time and form of the payments due under Section 3(a) of this Agreement subject to the following limitations:

        (i) If such payment is made in a lump sum, other than a lump sum payment under Section 3(a)(ii), the payment must be made within 30 days after the end of the calendar year in which the Notice of Terminating Event occurs, though in no event more than six months after such Notice and if such Notice occurs on or before September 30 and payment is not being made within 90 days, the Executive shall have the immediate right to borrow from the Company 90% of the amount of such payment at the lowest annual interest rate promulgated under the Internal Revenue Code of 1986, as amended, that precludes imputed income to the Executive, with such borrowed amount to be secured by such payment; or

        (ii) If such payment is made in installments, payment must be in equal monthly installments and must commence within 30 days of the Notice of Terminating Event Date and the final installment must be made within six months of the first installment.

   5.   Notice of a Terminating Event.
        -----------------------------

        The Executive shall be obligated to give notice to the Company with respect to a Change of Control Terminating Event within 14 months following the Change of Control. Failure to comply with such notice provisions shall constitute the Executive's waiver of all rights hereunder to payments and benefits that might have arisen by reason of that particular Terminating Event, and only that particular Terminating Event, as to which such timely notice was not given. The date as of which notice of a Terminating Event is given by the Executive is defined herein as the "Notice of Terminating Event Date".

   6.   Nonassignment by Executive.
        --------------------------

        (a) Neither the Executive, the Executive's spouse or the Executive's estate shall have any right to assign, alienate, pledge, hypothecate, encumber or dispose of the right to receive payments or benefits under this Agreement, nor shall such payments or benefits be subject to pledge, attachment or claims of creditors of the Executive. Such payments and rights are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Company shall not be bound thereby and shall be relieved of its liability under this Agreement by making payments or providing benefits in accordance with this Agreement to the Executive, in accordance with paragraph (b) next following.

        (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit or and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any payment or benefits have not been satisfied in full had the Executive continued to live, all such remaining payments and benefits shall be paid in accordance with the terms of this Agreement to the Executive's estate, unless the Executive has provided written notice to the Company specifying a different beneficiary or beneficiaries (which notice(s) may be changed from time to time at the option of the Executive, subject to the consent of the Executive's spouse, if the Executive's spouse then has an enforceable interest in such payments or benefits).

   7.   Successors To The Company; Binding Agreement.
        --------------------------------------------

        The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to (a) expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and (b) agree to notify the Executive of the assumption of this Agreement within 10 days of such assumption. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation and benefits from the Company in the same amount and on the same terms to which the Executive would be entitled hereunder if the Executive's employment had been terminated without Cause immediately following a Change in Control.

   8.   Liability Insurance; By-Law Indemnification.
        -------------------------------------------

        After a Change in Control, the Company shall continue undiminished for as long as the Executive would be affected thereby the availability and amount of liability insurance coverage, indemnification and rights of the Executive to indemnification as an officer, employee or agent under the insurance policies, By-Laws and practices of the Company as they existed at the time of the Change in Control, or shall provide or cause to be provided to the Executive, if and when needed, and at no cost to the Executive, protection equivalent thereto.

   9.   Miscellaneous.
        -------------

        No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the President, the Chief Financial Officer or the General Counsel of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions as the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 8 and 11 shall survive the expiration of this Agreement.

   10.  Validity.
        --------

        The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Upon a determination that any provision of this Agreement is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and absent the prompt agreement of the parties to the required modifications, such modifications shall be determined under Section 11.

   11.  Arbitration.
        -----------

        Any dispute or controversy arising under or in connection with this agreement or in connection with any other aspect of the Executive's employment with the Company, including all claims by the Executive in connection therewith, shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in Delaware, in accordance with the rules of the American Arbitration Association then in effect. Each party shall bear their own expenses and costs in such arbitration and one half of the costs charged by the arbitrators, except if the Executive shall prevail in any significant respect in such dispute or controversy, the Company shall pay the Executive's reasonable legal fees, expenses and costs incurred in enforcing or defending its rights hereunder and all of the costs charged by the arbitrators.

   12.  Notices.
        -------

        All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties at, in the case of the Company: United States Filter Corporation, 73-710 Fred Waring Drive, Palm Desert, CA 92260 and, in the case of the Executive, at the most recent address shown in the Company's personnel files, or at such other address as shall be given in writing by either party to the other. The date of such personal delivery or the date three days after such mailing shall be deemed to be the effective date of such notice, demand or communications.

   13.  Headings.
        --------

        Headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement;

   14.  Rules and Regulations.
        ---------------------

        To the extent required by any state or federal rules and regulations applicable to the Company, the terms and provisions of such rules and regulations are hereby incorporated by reference, together with any amendments thereto hereinafter enacted, and notwithstanding anything contained in this

Agreement to the contrary, the rights and obligations of any party hereunder shall be subject to all of the terms and limitations contained in such rules and regulations, including all amendments thereto.

   15.  Counterparts.
        ------------

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first above written.



                         By:
                            ---------------------------------------
                                      (type name of executive)


                         UNITED STATES FILTER CORPORATION
                         (the "Company")


                         By:
                            --------------------------------------
                              Richard J. Heckmann, President

                                   EXHIBIT F

              [FINAL FORM FOR 8 SENIOR MANAGERIAL LEVEL EMPLOYEES]
                              EMPLOYMENT AGREEMENT

  AGREEMENT by and among UNITED STATES FILTER CORPORATION ("USF"), DAVIS WATER & WASTE INDUSTRIES, INC. ("DWW") and ____________ (the "Employee"), dated as of the _______ day of _____________, 1996.

  WHEREAS, the Employee is currently a __________________ of DWW; and

  WHEREAS, USF and a wholly owned subsidiary of USF have entered into an Agreement and Plan of Merger dated as of June ___, 1996 (the "Merger Agreement") with DWW pursuant to which such subsidiary of USF will merge with and into DWW (the "Merger") and DWW will thereafter operate as a wholly owned subsidiary of USF; and

  WHEREAS, it the parties' desire that the Employee continue in the employ of DWW following the Merger in accordance with the terms of this Agreement;

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

  1.   Effective Date.  The effective date of this Agreement (the "Effective
       --------------
Date") shall be the effective date of the Merger.

  2.   Employment Period.  DWW hereby agrees to continue the Employee in its
       -----------------
employ, and the Employee hereby agrees to remain in the employ of DWW subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the first anniversary of such date (the "Employment Period").

  3.   Terms of Employment.
       -------------------

       (a)  Position and Duties.
            -------------------

          (i) During the Employment Period, (A) the Employee's title, reporting relationships, authority, duties and responsibilities shall be as set forth on Exhibit A hereto, and (B) the Employee's services shall be performed at the location where the Employee was employed by DWW immediately preceding the Effective Date or any office or location less than 25 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of DWW and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(C) manage personal investments, so long as such activities do not interfere with the performance of the Employee's responsibilities as an employee of DWW in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to DWW.

       (b)  Compensation.
            ------------

          (i)  Base Salary.  During the Employment Period, the Employee shall
               -----------
receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to 26 times the highest bi-weekly base salary paid or payable to the Employee by DWW and its affiliated companies in respect of the three-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Employee prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with USF.

          (ii)  Bonus.  In order to encourage the Employee to remain in the
                -----
employ of DWW during the critical transition period following the Merger, on the six-month anniversary of the Effective Date, the Employee shall be awarded a bonus (the "Retention Bonus") equal to 25% of his Base Annual Salary as of the Effective Date. In addition, consistent with past practice, the Executive shall have the opportunity to earn incentive compensation based upon established DWW performance criteria.

          (iii)  Savings and Retirement Plans.  During the Employment Period,
                 ----------------------------
the Employee shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other similarly situated employees of USF and its affiliated companies, and on the same basis as such similarly situated employees, with full credit given for the Employee's total accumulated years of service at DWW.

          (iv)  Welfare Benefit Plans.  During the Employment Period, the
                ---------------------
Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by USF and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other similarly situated employees of USF and its affiliated companies, with full credit given for the Employee's total accumulated years of service at DWW.

          (v)  Fringe Benefits.  During the Employment Period, the Employee
               ---------------
shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of USF and its affiliated companies in effect for other similarly situated employees of USF and its affiliated companies, with full credit given for the Employee's total accumulated years of service at DWW.

  4.   Termination of Employment.
       -------------------------

       (a) Death or Disability.  The Employee's employment shall terminate
           -------------------
automatically upon the Employee's death during the Employment Period. If DWW determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with DWW shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with DWW on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by DWW or its insurers and acceptable to the Employee or the Employee's legal representative, which acceptance shall not be unreasonably withheld.

       (b) Cause.  DWW may terminate the Employee's employment during the
           -----
Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of the Employee to perform substantially the Employee's duties with DWW or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties and prescribes a reasonable time for corrective action, and the Executive shall not have taken corrective action during such time, or

          (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to DWW.

For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of DWW. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of USF or DWW or based upon the advice of counsel for USF or DWW shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of DWW. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (i) or
(ii) above, and specifying the particulars thereof in detail.

       (c) Good Reason.  The Employee's employment may be terminated by the
           -----------
Employee for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Employee of any duties inconsistent in any meaningful respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by DWW which results in a meaningful diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Employee;

          (ii)  any failure by DWW to comply with any of the provisions of
Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Employee;

          (iii) DWW's requiring the Employee to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or DWW's requiring the Employee to travel on company business to a substantially greater extent than required immediately prior to the Effective Date;

          (iv) any purported termination by DWW of the Employee's employment otherwise than as expressly permitted by this Agreement; or

            (v) any failure by DWW to comply with and satisfy Section 10(c) of this Agreement.

  For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

       (d) Notice of Termination.  Any termination by DWW for Cause, or by the
           ---------------------
Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. The failure by the Employee or DWW to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or DWW, respectively, hereunder or preclude the Employee or DWW, respectively, from asserting such fact or circumstance in enforcing the Employee's or DWW's rights hereunder.

       (e) Date of Termination.  "Date of Termination" means (i) if the
           -------------------
Employee's employment is terminated by DWW for Cause, or by the Employee for Good Reason, the date which is 30 days after receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by DWW other than for Cause or Disability, the Date of Termination shall be 30 days after the date on which DWW notifies the Employee of such termination, and (iii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

  5.   Obligations of DWW upon Termination.
       -----------------------------------

  (a) Good Reason; Other Than for Cause, Death or Disability.  If, during the
      ------------------------------------------------------
Employment Period, DWW shall terminate the Employee's employment other than for Cause, death or Disability, or the Employee shall terminate employment for Good
Reason:

          (i) DWW shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to the product of (1) the number of days remaining in the Employment Period from and after the Date of Termination (the "Remaining Employment Period"), and (2) the Employee's Annual Base Salary divided by 365;

               C. if such termination of employment occurs prior to the payment in full of the Retention Bonus, the unpaid amount of the Retention Bonus;

          (ii) to the extent not theretofore paid or provided, DWW shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of DWW and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b) Death.  If the Employee's employment is terminated by reason of the
           -----
Employee's death during the Employment Period, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include without limitation, and the Employee's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to other similarly situated employees of USF and its affiliated companies and their beneficiaries, and on the same basis as such similarly situated employees and their beneficiaries, with full credit given for the Employee's total accumulated years of service at DWW.

       (c) Disability.  If the Employee's employment is terminated by reason of
           ----------
the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include without limitation, and the Employee shall be entitled after the Disability Effective Date to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as applicable generally to other similarly situated employees of USF and its affiliated companies and their families, and on the same basis as such similarly situated employees and their families, with full credit given for the Employee's total accumulated years of service at DWW.

       (d) Cause; Other than for Good Reason.  If the Employee's employment
           ---------------------------------
shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Employee, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Employee voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

  6.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
       -------------------------
limit the Employee's continuing or future participation in any plan, program, policy or practice provided by DWW or any of its affiliated companies and for which the Employee may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with DWW or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with DWW or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

  7.   Full Settlement.  DWW's obligation to make the payments provided for in
       ---------------
this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which DWW may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. DWW agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by DWW, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

  8.   Mandatory Reduction of Payments in Certain Events.
       -------------------------------------------------

       (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, prior to the making of any Payment to the Employee, a calculation shall be made comparing (i) the net benefit to the Employee of the Payment after payment of the Excise Tax, to (ii) the net benefit to the Employee if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax.

       (b) The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to
Section 8(a)(i) and (ii) above shall be made by the Company's regular certified public accounting firm or, at the election of the Employee, Ernst & Young LLP (the "Accounting Firm") which shall provide detailed supporting calculations within 15 business days after the date of the Change of Control, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments which the Employee was entitled to, but did not receive pursuant to Section 8(a), could have been made without the imposition of the Excise Tax ("Underpayment"). In such event, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

  9.   Confidential Information.  The Employee shall hold in a fiduciary
       ------------------------
capacity for the benefit of DWW all secret or confidential information, knowledge or data relating to DWW or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by DWW or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with DWW, the Employee shall not, without the prior written consent of DWW or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than DWW and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

  10.  Successors.
       ----------

       (a) This Agreement is personal to the Employee and without the prior written consent of DWW shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon DWW and its successors and assigns.

       (c) DWW will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DWW to assume expressly and agree to perform this Agreement in the same manner and to the same extent that DWW would be required to perform it if no such succession had taken place. As used in this Agreement, "DWW" shall mean DWW as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

  11.  Miscellaneous.
       -------------

       (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Employee:

       ____________________
       ____________________
       ____________________

       If to DWW:

       Davis Water & Waste Industries, Inc.
       P.O. Box 1419
       1820 Metcalf Avenue
       Thomasville, Georgia 31799-1419
       Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) DWW may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) The Employee's or DWW's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or DWW may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

  IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, each of DWW and USF has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                       ------------------------------



                       Davis Water & Waste Industries, Inc.


                       By:
                           --------------------------

                       UNITED STATES FILTER CORPORATION


                       By:
                           --------------------------

                                   EXHIBIT G

                 [FINAL FORM FOR 37 MANAGERIAL LEVEL EMPLOYEES]
                              EMPLOYMENT AGREEMENT

  AGREEMENT by and among UNITED STATES FILTER CORPORATION ("USF"), DAVIS WATER & WASTE INDUSTRIES, INC. ("DWW") and ____________ (the "Employee"), dated as of the _______ day of _____________, 1996.

  WHEREAS, the Employee is currently a __________________ of DWW; and

  WHEREAS, USF and a wholly owned subsidiary of USF have entered into an Agreement and Plan of Merger dated as of June ___, 1996 (the "Merger Agreement") with DWW pursuant to which such subsidiary of USF will merge with and into DWW (the "Merger") and DWW will thereafter operate as a wholly owned subsidiary of USF; and

  WHEREAS, it the parties' desire that the Employee continue in the employ of DWW following the Merger in accordance with the terms of this Agreement;

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

  1.   Effective Date.  The effective date of this Agreement (the "Effective
       --------------
Date") shall be the effective date of the Merger.

  2.   Employment Period.  DWW hereby agrees to continue the Employee in its
       -----------------
employ, and the Employee hereby agrees to remain in the employ of DWW subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the first anniversary of such date (the "Employment Period").

  3.   Terms of Employment.
       -------------------

       (a)  Position and Duties.
            -------------------

          (i) During the Employment Period, (A) the Employee's title, reporting relationships, authority, duties and responsibilities shall be as set forth on Exhibit A hereto, and (B) the Employee's services shall be performed at the location where the Employee was employed by DWW immediately preceding the Effective Date or any office or location less than 25 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of DWW and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(C) manage personal investments, so long as such activities do not interfere with the performance of the Employee's responsibilities as an employee of DWW in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to DWW.

       (b)  Compensation.
            ------------

          (i)  Base Salary.  During the Employment Period, the Employee shall
               -----------
receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to 26 times the highest bi-weekly base salary paid or payable to the Employee by DWW and its affiliated companies in respect of the three-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Employee prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with USF.

          (ii)  Incentive, Savings and Retirement Plans.  During the Employment
                ---------------------------------------
Period, the Employee shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other similarly situated employees of USF and its affiliated companies, and on the same basis as such similarly situated employees, with full credit given for the Employee's total accumulated years of service at DWW. Consistent with past practice, the Executive shall have the opportunity to earn incentive compensation based upon established DWW performance criteria.

          (iii)  Welfare Benefit Plans.  During the Employment Period, the
                 ---------------------
Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by USF and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other similarly situated employees of USF and its affiliated companies, with full credit given for the Employee's total accumulated years of service at DWW.

          (iv)  Fringe Benefits.  During the Employment Period, the Employee
                ---------------
shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of USF and its affiliated companies in effect for other similarly situated employees of USF and its affiliated companies, with full credit given for the Employee's total accumulated years of service at DWW.

  4.   Termination of Employment.
       -------------------------

       (a) Death or Disability.  The Employee's employment shall terminate
           -------------------
automatically upon the Employee's death during the Employment Period. If DWW determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with DWW shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with DWW on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by DWW or its insurers and acceptable to the Employee or the Employee's legal representative, which acceptance shall not be unreasonably withheld.

       (b) Cause.  DWW may terminate the Employee's employment during the
           -----
Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of the Employee to perform substantially the Employee's duties with DWW or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties and prescribes a reasonable time for corrective action, and the Executive shall not have taken corrective action during such time, or

          (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to DWW.

For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of DWW. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of USF or DWW or based upon the advice of counsel for USF or DWW shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of DWW. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (i) or
(ii) above, and specifying the particulars thereof in detail.

       (c) Good Reason.  The Employee's employment may be terminated by the
           -----------
Employee for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Employee of any duties inconsistent in any meaningful respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by DWW which results in a meaningful diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Employee;

          (ii)  any failure by DWW to comply with any of the provisions of
Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by DWW promptly after receipt of notice thereof given by the Employee;

          (iii) DWW's requiring the Employee to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or DWW's requiring the Employee to travel on company business to a substantially greater extent than required immediately prior to the Effective Date;

          (iv) any purported termination by DWW of the Employee's employment otherwise than as expressly permitted by this Agreement; or

          (v) any failure by DWW to comply with and satisfy Section 10(c) of this Agreement.

  For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

       (d) Notice of Termination.  Any termination by DWW for Cause, or by the
           ---------------------
Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. The failure by the Employee or DWW to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or DWW, respectively, hereunder or preclude the Employee or DWW, respectively, from asserting such fact or circumstance in enforcing the Employee's or DWW's rights hereunder.

       (e) Date of Termination.  "Date of Termination" means (i) if the
           -------------------
Employee's employment is terminated by DWW for Cause, or by the Employee for Good Reason, the date which is 30 days after receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by DWW other than for Cause or Disability, the Date of Termination shall be 30 days after the date on which DWW notifies the Employee of such termination, and (iii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

  5.   Obligations of DWW upon Termination.
       -----------------------------------

  (a) Good Reason; Other Than for Cause, Death or Disability.  If, during the
      ------------------------------------------------------
Employment Period, DWW shall terminate the Employee's employment other than for Cause, death or Disability, or the Employee shall terminate employment for Good
Reason:

          (i) DWW shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to the product of (1) the number of days remaining in the Employment Period from and after the Date of Termination (the "Remaining Employment Period"), and (2) the Employee's Annual Base Salary divided by 365;

          (ii) to the extent not theretofore paid or provided, DWW shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of DWW and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b) Death.  If the Employee's employment is terminated by reason of the
           -----
Employee's death during the Employment Period, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include without limitation, and the Employee's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to other similarly situated employees of USF and its affiliated companies and their beneficiaries, and on the same basis as such similarly situated employees and their beneficiaries, with full credit given for the Employee's total accumulated years of service at DWW.

       (c) Disability.  If the Employee's employment is terminated by reason of
           ----------
the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include without limitation, and the Employee shall be entitled after the Disability Effective Date to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as applicable generally to other similarly situated employees of USF and its affiliated companies and their families, and on the same basis as such similarly situated employees and their families, with full credit given for the Employee's total accumulated years of service at DWW.

       (d) Cause; Other than for Good Reason.  If the Employee's employment
           ---------------------------------
shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Employee, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Employee voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

  6.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
       -------------------------
limit the Employee's continuing or future participation in any plan, program, policy or practice provided by DWW or any of its affiliated companies and for which the Employee may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with DWW or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with DWW or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

  7.   Full Settlement.  DWW's obligation to make the payments provided for in
       ---------------
this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which DWW may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. DWW agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by DWW, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

  8.   Mandatory Reduction of Payments in Certain Events.
       -------------------------------------------------

       (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, prior to the making of any Payment to the Employee, a calculation shall be made comparing (i) the net benefit to the Employee of the Payment after payment of the Excise Tax, to (ii) the net benefit to the Employee if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax.

       (b) The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to
Section 8(a)(i) and (ii) above shall be made by the Company's regular certified public accounting firm or, at the election of the Employee, Ernst & Young LLP (the "Accounting Firm") which shall provide detailed supporting calculations within 15 business days after the date of the Change of Control, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments which the Employee was entitled to, but did not receive pursuant to Section 8(a), could have been made without the imposition of the Excise Tax ("Underpayment"). In such event, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

  9.   Confidential Information.  The Employee shall hold in a fiduciary
       ------------------------
capacity for the benefit of DWW all secret or confidential information, knowledge or data relating to DWW or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by DWW or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with DWW, the Employee shall not, without the prior written consent of DWW or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than DWW and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

  10.  Successors.
       ----------

       (a) This Agreement is personal to the Employee and without the prior written consent of DWW shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon DWW and its successors and assigns.

       (c) DWW will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DWW to assume expressly and agree to perform this Agreement in the same manner and to the same extent that DWW would be required to perform it if no such succession had taken place. As used in this Agreement, "DWW" shall mean DWW as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

  11.  Miscellaneous.
       -------------

       (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Employee:

       ____________________
       ____________________
       ____________________

       If to DWW:

       Davis Water & Waste Industries, Inc.
       P.O. Box 1419
       1820 Metcalf Avenue
       Thomasville, Georgia 31799-1419
       Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) DWW may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) The Employee's or DWW's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or DWW may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

  IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, each of DWW and USF has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                       -----------------------------



                       Davis Water & Waste Industries, Inc.


                       By:
                           --------------------------

                       UNITED STATES FILTER CORPORATION


                       By:
                           --------------------------

                           LIST OF OMITTED SCHEDULES

       The following schedules to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K of the Securities and Exchange Commission, but a copy of any omitted schedule will be furnished supplementally to the Commission upon request:

SCHEDULE NO.                              DESCRIPTION
- ------------                              -----------

   3.04                           Subsidiaries and Equity Investments

   3.07(a)                        Indebtedness

   3.07(b)                        Indemnification

   3.07(c)                        Other Liabilities/Change in Control
                                  Employment Agreements

   3.10                           Certain Transactions

   3.11                           Required Authorizations

   3.14                           Material Contracts

   3.15                           Real Property Held in Fee

   3.16                           Intellectual Property Rights

   3.18                           Insurance

   3.19(a)                        Employment Agreements

   3.21(a)                        Employee Benefit Plans

   3.21(e)                        Qualified Plans

   3.24                           Finder's Fees